UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Advocat Inc.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
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ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Dear Fellow Shareholder:
     You are cordially invited to attend the 2010 annual meeting of shareholders of Advocat Inc. (the “Company”), to be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 10, 2010, at 9:00 a.m. (Central Daylight Time).
     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
     Whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to L. Glynn Riddle, Jr., Chief Financial Officer and Secretary of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

William R. Council, III
Chief Executive Officer
Brentwood, Tennessee
April 28, 2010

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Advocat Inc.:
     The annual meeting of shareholders of Advocat Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 10, 2010, at 9:00 a.m. (Central Daylight Time) for the following purposes:
(1)	To elect two (2) Class 1 directors, to hold office for a three (3) year term and until their successors have been duly elected and qualified;

(2)	To approve the adoption of the 2010 Long-Term Incentive Plan;

(3)	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010; and

(4)	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about April 28, 2010. Only shareholders of record at the close of business on April 23, 2010, are entitled to notice of and to vote at the meeting and any adjournment thereof.
     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. The Company’s Board of Directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
     Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, date, sign and return the enclosed proxy card in the postage-paid envelope provided. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,
L. Glynn Riddle, Jr., Secretary
Brentwood, Tennessee
April 28, 2010

TABLE OF CONTENTS

PROXY STATEMENT	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5

PROPOSAL 1	6

ELECTION OF DIRECTORS	6

EXECUTIVE OFFICERS	13

EXECUTIVE COMPENSATION	14

PROPOSAL 2	28

APPROVAL OF ADOPTION OF THE 2010 LONG TERM INCENTIVE PLAN	28

EQUITY COMPENSATION PLAN INFORMATION	37

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37

AUDIT COMMITTEE REPORT	37

PROPOSAL 3	39

RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010	39

FEES TO BDO SEIDMAN, LLP	39

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40

MISCELLANEOUS	40

i

ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
PROXY STATEMENT
     The Board of Directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
     The Board has set April 23, 2010 as the record date for the meeting. Shareholders who owned Advocat Inc. common stock on that date are entitled to receive notice of and vote at the meeting. On the record date there were 5,718,298 shares of Advocat common stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. Cumulative voting is not permitted. The Company has 5,000 shares of Series C Redeemable Preferred Stock outstanding, but such preferred stock is not entitled to vote at the annual meeting of shareholders. The Company has the authority to issue additional shares of preferred stock in one or more series, although no additional series of preferred stock are currently outstanding.
     This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about April 28, 2010. The Company’s Annual Report for the fiscal year ended December 31, 2009, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material. In addition, this proxy statement and the Annual Report are available on our website at www.irinfo.com/AVC.
     Why am I receiving this proxy statement and proxy form?
     You are receiving this proxy statement and proxy form because you own shares of Advocat common stock. This proxy statement describes issues on which you are entitled to vote. If your shares are registered in your name with Advocat’s transfer agent, you are considered to be the owner of record of those shares and these proxy materials are being sent to you directly. When you sign the proxy form, you appoint William R. Council III, the Company’s Chief Executive Officer and L. Glynn Riddle, Jr., the Company’s Chief Financial Officer and Secretary, or either of them, as your representative at the meeting. Mr. Council and Mr. Riddle will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
     If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.
     If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.
     Who is soliciting my proxy and who is paying the cost of the solicitation?
     The Company’s Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2010 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock.
     What am I voting on?
     At the annual meeting you will be asked to vote on three proposals: The first proposal is the election of two “Class 1 Directors” to serve a three year term on the Company’s Board of Directors. The second proposal is to approve the adoption of the Advocat Inc. 2010 Long-Term Incentive Plan. The third proposal is to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm.
     Who is entitled to vote?
     Only shareholders who owned Advocat Inc. common stock as of the close of business on the record date, April 23, 2010, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
     How do I vote?
     You may vote your shares either in person at the annual meeting, by telephone or on the Internet or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the Proxy Card. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if the owner did not receive a proxy form directly.
     Can I change my vote after I return my proxy form?
     Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Riddle, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Riddle at or prior to the annual meeting.

     What is the Board’s recommendation and how will my shares be voted?
     The Board recommends a vote FOR all three proposals. The Corporate Governance and Nominating Committee believe that Mr. O’Neil and Mr. Hensley are valuable members of the Board and should be re-elected. The Compensation Committee believes that the 2010 Plan should be approved because Advocat’s interests are best advanced by providing an incentive for the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to continue working toward and contributing to the success and progress of the Company. The Compensation Committee believes that our ability to grant equity-based awards is an important component in our effort to effectively compete for and appropriately motivate and reward key talent. The Audit Committee believes that BDO Seidman, LLP should be ratified as our independent registered public accounting firm for 2010.
     If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If any other matters are properly considered at the meeting, Mr. Council and Mr. Riddle will vote as recommended by the Board of Directors on such matters, or if the Board does not give a recommendation, Mr. Council and Mr. Riddle will have discretion to vote as they think best on such matters, in each case to the extent permitted under the Federal Securities Laws. If you return a signed proxy, but do not specify a choice, Mr. Council and Mr. Riddle, as the persons named as the proxy holder on the proxy form, will vote as recommended by the Board of Directors. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum and are counted in the tabulations of votes cast on proposals presented to shareholders. Each proposal is tabulated separately.
     Will my shares be voted if I do not sign and return my proxy form?
     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you. Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as stockholder proposals. Beginning this year, the New York Stock Exchange has changed its rules so that uncontested director elections are no longer considered routine matters and brokers no longer have discretion to vote on any director election.
     How many votes are needed to hold the annual meeting?
     The Company currently has a total of 5,718,298 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

     What vote is required to adopt the Proposals?
     The nominees for director who receive the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.
     Approval of Proposal 2 and Proposal 3 require the affirmative vote of the holders of at least a majority of the votes cast in person or by proxy at the meeting by shares entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote.
     Can I vote on other matters or submit a proposal to be considered at the meeting?
     The Company has not received timely notice of any other shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be considered at the annual meeting. Shareholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company’s bylaws. The Company does not intend to present any other business at the annual meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement (the date specified in the Company’s bylaws for advance notice of proposals by stockholders has passed). If any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or in their discretion.
     It is contemplated that the Company’s 2011 annual meeting of shareholders will take place in June 2011. Shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2011 annual meeting pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on December 29, 2010. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c). For shareholders seeking to present a proposal at the 2011 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company no later than March 14, 2011.
     Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?
     There are no appraisal or similar rights of dissenters with respect to the matters to be voted upon.
     How do I communicate with directors?
     The Board has established a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors by sending such communication addressed to the Board of Directors or any individual director c/o Advocat Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027. All communications will be compiled and submitted to the Board or the individual directors on a monthly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     How much stock do the Company’s directors, executive officers, and principal shareholders own?
     Advocat is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 23, 2010, there were 5,718,298 shares of common stock and 5,000 shares of Series C Preferred Stock outstanding. The following table shows, as of April 23, 2010, the amount of Advocat common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation”, below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Advocat common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 1621 Galleria Boulevard, Brentwood, Tennessee 37027, except as otherwise listed in the table below.

	Shares Beneficially Owned(1)
Name	Number(1)	Percent(2)
Chad A. McCurdy (3)	1,112,133	19.4%

Wallace E. Olson (4)	556,200	9.7%

FMR LLC (5)	566,360	9.9%
82 Devonshire St. Boston, MA 02109

Altrinsic Global Advisors, LLC (6)	443,952	7.8%
100 First Stamford Place, 6th Floor Stamford, CT 06902

William R. Council, III (7)	189,713	3.2%

William C. O’Neil, Jr. (8)	28,000	*

Richard M. Brame (9)	31,000	*

Robert Z. Hensley (10)	23,000	*

Kelly J. Gill (11)	—	*

L. Glynn Riddle, Jr. (12)	85,086	1.5%

Raymond L. Tyler, Jr. (13)	83,230	1.4%

All directors and executive officers as a group (9 persons) (14)	2,108,362	34.8%

*	less than 1%

(1)	Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	The percentages shown are based on 5,718,298 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options or SOSARs held by such holder that are exercisable within 60 days of April 23, 2010.

(3)	Mr. McCurdy’s shares include 5,000 shares owned by dependent children and 1,017,600 owned by Marlin Capital Partners, LLC of which Mr. McCurdy is the Managing Partner. Includes 15,333 shares purchasable upon exercise of options and SOSARs.

(4)	Mr. Olson’s shares include 1,300 shares owned jointly with his daughter and 548,900 owned by a partnership controlled by Mr. Olson. Includes 6,000 shares purchasable upon exercise of options and SOSARs.

(5)	Based solely on a Schedule 13G filed by FMR LLC on December 10, 2009.

(6)	Based solely on a Schedule 13G/A filed by Altrinsic Global Advisors, LLC on January 14, 2010.

(7)	Includes 125,000 shares purchasable upon exercise of options and SOSARs. Ownership does not include 17,705 Restricted Share Units purchased in March 2009 and 2010 in lieu of cash bonuses. Restricted Share Units will be converted to shares and delivered in March 2011 and 2012, respectively.

(8)	Includes 21,000 shares purchasable upon exercise of options and SOSARs.

(9)	Includes 5,000 shares purchasable upon exercise of options and SOSARs.

(10)	Includes 17,000 shares purchasable upon exercise of options and SOSARs.

(11)	Mr. Gill joined the Company April 5, 2010.

(12)	Includes 70,000 shares purchasable upon exercise of options and SOSARs. Ownership does not include 8,048 Restricted Share Units purchased in March 2009 and 2010 in lieu of cash bonuses. Restricted Share Units will be converted to shares and delivered in March 2011 and 2012, respectively.

(13)	Includes 80,000 shares purchasable upon exercise of options and SOSARs. Ownership does not include 6,611 Restricted Share Units purchased in March 2009 and 2010 in lieu of cash bonuses. Restricted Share Units will be converted to shares and delivered in March 2011 and 2012, respectively.

(14)	Includes 339,333 shares purchasable upon exercise of options and SOSARs.
PROPOSAL 1
ELECTION OF DIRECTORS
     How many directors are nominated?
     The Company’s certificate of incorporation provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the Board of Directors from time to time. The number of directors is currently set at six.
     The certificate of incorporation requires that the Company’s Board of Directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 1 directors, if reelected, will serve until the 2013 annual meeting; Class 2 directors are currently serving until the 2011 annual meeting and the Class 3 directors will serve until the 2012 annual meeting.
     What happens if a nominee refuses or is unable to stand for election?
     The Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a replacement nominee, we will file and deliver an amended proxy statement that, (1) identifies the replacement nominee, (2) discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected and (3) includes the information with respect to the replacement nominee that is required to be disclosed by the Securities and Exchange Commission’s proxy solicitation rules of the Exchange Act. Only after such supplemental disclosure will the shares represented by proxy be voted FOR the replacement nominee. The Board presently has no knowledge that any nominee will refuse, or be unable, to serve.
     Must director nominees attend our annual meeting?
     It is the Company’s policy that all of its directors attend the annual meeting if possible. All directors attended the 2009 annual meeting of shareholders. All directors and nominees are expected to be in attendance at the 2010 meeting.
     Who are the Board nominees?
     Information regarding the nominees is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Advocat and the expiration date of such director’s term. Each of the Class 1 nominees for director is presently a director of the Company.
     The following directors have been nominated to continue in office for a new term or until the election and qualification of his respective successors in office:
Information About Class 1 Director Nominees — Current Term Ending 2010

Name of Directors	Age	Director Since	Principal Occupation Last Five Years
William C. O’Neil, Jr.	75	Inception	Member of the Board of Directors of the Company since 1994; Private Investor; director of Healthways, Inc., a specialty health care service company; director of American HomePatient, Inc., a provider of home health care products and services. The Board believes that Mr. O’Neil’s extensive prior leadership experience, healthcare industry experience, experience in serving as a director of other public companies and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.

Robert Z. Hensley	52	July 2005	Member of the Board of Directors of the Company since July 2005; also a director of Capella Healthcare Inc., HealthSpring, Inc., and Spheris, Inc. Served as director of Comsys IT Partners, Inc. from 2006 to 2010; Senior Advisor to Alvarez & Marsal Transaction Advisory Group from June 2008 to present; Managing member and principal owner of two real estate and rental property development companies from 2001 to present; Audit Partner at Ernst & Young,

Name of Directors	Age	Director Since	Principal Occupation Last Five Years
LLP from July 2002 to September 2003; Audit Partner at Arthur Andersen, LLP from 1990 to 2002; Managing Partner at Arthur Andersen, LLP from 1997 to 2002. Mr. Hensley holds a Master of Accountancy degree, a BS in Accounting and is a Certified Public Accountant. The Board believes that Mr. Hensley’s extensive prior leadership experience, healthcare and public accounting experience, experience in serving as a director of other public companies and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.
     Who are the Continuing Directors?
     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:
Information About Class 2 Continuing Directors — Current Term Ending 2011

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Wallace E. Olson	63	March 2002	Chairman of the Board of Directors of the Company from October 2002 to present; Member of the Board of Directors of the Company since March 2002. He has been a private investor, managing his personal finances, since May 1996. The Board believes that Mr. Olson’s prior leadership experience, and financial experience, and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.

Chad A. McCurdy	41	March 2008	Member of the Board of Directors of the Company since March 2008; Managing Partner of Marlin Capital Partners, LLC from 2004 to present; Broker with First Dallas Securities from 2003 through 2004. Mr. McCurdy is a graduate of Southern Methodist University, Cox School of Business. The Board believes that Mr. McCurdy’s prior leadership experience, financial industry experience, and knowledge of the Company qualify him to continue to serve in that position.

Information about Class 3 Continuing Directors — Current Term Ending 2012

Name of Nominees	Age	Director Since	Principal Occupation Last Five Years
William R. Council, III	48	October 2002	Member of the Board of Directors of the Company since 2002; President and Chief Executive Officer from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 2001 to December 2002. Mr. Council is a Certified Public Accountant. The Board believes that Mr. Council’s extensive prior leadership experience, healthcare industry experience, public accounting background and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.

Richard M. Brame	56	December 2002	Member of the Board of Directors of the Company since December 2002; Chief Financial Officer of Covington Senior Living, LLC, Atlanta, GA from April 2008 – June 2009. President of Regency Health Management, LLC from July 1999 to March 2008; President of Regency Healthcare, LLC from 2006 to March 2008; President of Ooltewah Investments, Inc. from 1992 to 2006. Founder Live-At-Home.com. The Board believes that Mr. Brame’s extensive prior leadership experience, healthcare industry experience, and knowledge of the Company derived from his years of service on our board qualify him to continue to serve in that position.
     Is the Board independent?
     The Board of Directors has determined that five of the Company’s current six directors, i.e., all of the non-management directors, are independent as NASDAQ defines independence under NASDAQ Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.

     What is our Board Structure?
     The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the current membership of the Board and position of the Company. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.
     How does the Board manage the Company’s risks?
     Management of risk is the direct responsibility of the Company’s CEO and the senior leadership team. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. Our full board regularly engages in discussions of risk management and receives reports on risk management from members of management. Each of our board committees also considers the risk within its areas of responsibility. We believe this structure provides effective oversight of the risk management function
     What committees has the Board established?
     The Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.
     Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which considers director nominations, was established during 2006. The entire Board has adopted Corporate Governance Guidelines, which include guidelines on the composition, selection and performance of the Board and a nominating and corporate governance committee charter. The Company’s Corporate Governance Guidelines and nominating and corporate governance committee charter are posted on the Company’s website at www.irinfo.com/AVC.
     The nominating and corporate governance committee believes that any nominee that it recommends for a position on the Company’s Board of Directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s shareholders. The nominating and corporate governance committee’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long-term health care, health care background, and the perceived needs of the Board at that point in time. The nominating and corporate governance committee may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the nominating and corporate governance committee will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
     The nominating and corporate governance committee will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the nominating and corporate governance committee. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.
     The nominating and corporate governance committee is composed of Mr. Hensley as chairman, Mr. Olson and Mr. McCurdy. The Board believes that each member of the nominating and corporate governance committee is independent under the NASDAQ rules. The nominating and corporate governance committee held two meetings during 2009.
     Audit Committee. The Company has a separately designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent registered public accounting firm. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The audit committee is composed of Mr. O’Neil as chairman, Mr. Brame, Mr. Hensley and Mr. McCurdy. The Board of Directors in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under NASDAQ’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The Board has determined that Mr. Hensley qualifies as an “audit committee financial expert” as described in Regulation S-K Item 407(d). There were four meetings of the audit committee during 2009. The audit committee has adopted a written charter, a copy of which is posted on our web site at www.irinfo.com/AVC.
     Compensation Committee. The compensation committee presently is composed of Mr. Brame as chairman, Mr. O’Neil and Mr. Olson. The Board believes that each member of the compensation committee is independent under the NASDAQ rules. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. The compensation committee has adopted a written charter, a copy of which is posted on our website at www.irinfo.com/AVC. During 2009, the compensation committee held one meeting.
     How often did the Board of Directors meet during 2009?
     During fiscal 2009, the Board of Directors held eleven meetings, four of which were telephonic. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which the individual director served.
     How are directors compensated?
     The directors who are not officers, employees or consultants of the Company (currently directors Brame, Hensley, McCurdy, O’Neil and Olson) receive a director’s fee of $30,000 annually; $2,500 per board meeting attended, and $2,000 for each planned committee meeting. The audit committee has four planned meetings each year, and the nominating and corporate governance committee and the compensation committee each have two planned meetings during the year. Board and Committee Chair annual retainers consist of $20,000 for the Board Chair, $15,000 for the Audit Chair, and $7,500 each for the Nominating and Corporate Governance Chair and the Compensation Chair paid quarterly. Additional telephonic Board and committee meetings and non-planned committee meetings on the day of other meetings are paid at $500 each. Directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.
     As a result of the shares available for grant under the Advocat Inc. 2005 Long-term Incentive Plan (“2005 Plan”) being substantially granted and outstanding, during 2010, no grants of stock only stock appreciation rights (“SOSARs”) have been made to non-employee directors. If the 2010 Long-Term Incentive Plan is approved by the shareholders, the Company anticipates granting SOSARs consistent with past practices. While the 2010 Long-Term Incentive Plan permits other types of equity awards, the Company currently has no plans to grant any awards other than SOSARs under the 2010 Plan. It is anticipated that these grants will vest one-third on each of the first, second and third anniversaries of the date of grant and have a base price equal to the closing price of our stock on the date of grant.
     The following table shows the amounts paid to each of our non-employee directors during 2009.

	Non-Employee Director Compensation
	For the Year Ended December 31, 2009
	Fees Earned or Paid in Cash				All Other
	Regular	Supplemental		Option	Compensation
Director	Fees ($)(1)	Fees ($)(2)		Awards ($)(7)	($)(8)	Total ($)
Wallace E. Olson	30,000	44,000	(3)	1,928	14,159	90,087
William C. O’Neil, Jr.	30,000	43,500	(4)	1,928	—	75,428
Richard M. Brame	30,000	36,500	(5)	1,928	—	68,428
Robert Z. Hensley	30,000	37,500	(6)	1,928	—	69,428
Chad A. McCurdy	30,000	30,000		27,973	—	87,973

(1)	“Regular fees” represent an annual directors’ fee of $30,000 paid to directors who are not officers, employees, or consultants of the Company.

(2)	“Supplemental fees” are paid to directors for attendance at board meetings and committee meetings.

(3)	Mr. Olson received $20,000 for serving as Chair of the Board meetings.

(4)	Mr. O’Neil received $15,000 for serving as Chair of the audit committee meetings.

(5)	Mr. Brame received $7,500 for serving as Chair of the compensation committee meetings.

(6)	Mr. Hensley received $7,500 for serving as Chair of the nominating and corporate governance committee meetings.

(7)	The expense related to equity awards is based on equity grants valued under the assumptions contained in Note 9 to our Consolidated Financial Statements and is non-cash in nature. Such expense is recognized over the vesting period of the equity awards. The expense included in this table represents the aggregate grant date fair value of the equity awards granted during 2009.

(8)	Includes insurance premiums paid by the Company for non-employee directors.
     What is the Board’s recommendation with respect to the election of the Class 1 Directors?
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

EXECUTIVE OFFICERS
     Who are the Company’s executive officers?
     The following table sets forth certain information concerning the executive officers of the Company as of April 5, 2010.

Name of Officer	Age	Officer Since	Position with the Company
William R. Council, III	48	March 5, 2001	President and Chief Executive Officer of the Company from March 2003 to present; Interim Chief Executive Officer from October 2002 to March 2003; Executive Vice President, Chief Financial Officer and Secretary of the Company from March 5, 2001 to December 2002. Mr. Council is a Certified Public Accountant.

Kelly J. Gill	55	April 5, 2010	Chief Operating Officer of the Company; President of Hallmark Rehabilitation GP, LLC and Hospice Care of the West, subsidiaries of Skilled Healthcare Group, Inc. from March 2009 to March 2010; Chief Operating Officer of Outpatient Imaging Affiliates from 2001 to 2008.

L. Glynn Riddle, Jr.	50	December 9, 2002	Executive Vice President, Chief Financial Officer and Secretary of the Company since December 2002. Mr. Riddle is a Certified Public Accountant.

Raymond L. Tyler, Jr.	59	October 18, 2002	Senior Vice President of Nursing Home Operations of the Company from March 2009 to present; Executive Vice President and Chief Operating Officer of the Company from December 2003 to March 2009; Senior Vice President of Operations of the Company from October 2002 to December 2003; Vice President of Operations of the Company from January 2001 to October 2002.

EXECUTIVE COMPENSATION
     The following section describes the compensation that the Company pays its chief executive officer, chief operating officer and chief financial officer at December 31, 2009 or during the 2009 fiscal year (collectively, the “Named Executive Officers”).
Compensation Discussion and Analysis
     Decisions on compensation of our senior executives are made by the compensation committee of our Board of Directors. The compensation committee consists of Mr. Brame, Mr. Olson and Mr. O’Neil. The Board of Directors has determined that each member of the compensation committee is an independent director. It is the responsibility of the compensation committee to assure the Board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve our needs and the needs of our shareholders.
     We believe that the executive compensation program should align the interests of shareholders and executives. Our primary objective is to provide high quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between our strategic business goals and our compensation goals. We believe our executive compensation program is consistent with this overall philosophy for all management levels. We believe that the more employees are aligned with our strategic objectives, the greater our success on both a short-term and long-term basis. The compensation committee has discussed and concluded that we do not believe our policies and practices of compensating our employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company because such policies and practices do not relate to risk management practices and risk-taking incentives.
     Our executive compensation program has been designed to support the overall strategy and objective of creating shareholder value by:
•	Performance based. Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Retention. Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Balance. Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.
     In connection with this overall strategy, we also strive to give assurance of fair treatment and financial protection so that an executive will be able to identify and consider transactions that would be beneficial to the long term interests of shareholders but which might have a negative impact on the executive, without undue concern for his personal circumstances. A further consideration is to safeguard the business of the Company, including protection from competition and other adverse activities by the executive during and after employment.
     The Company’s strategic goals are:
•	Profitability. To maximize financial returns to its shareholders, in the context of providing high quality service.

•	Quality. To achieve leadership in the provision of relevant and high quality health services.

•	Stability. To be a desirable employer and a responsible corporate citizen.
     In order to accomplish our objectives, the compensation committee strives to design its executive compensation in a way that when the Company meets or exceeds its annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are competitive with the compensation of similar U.S. public health care companies having similar revenues.
     Compensation Consultant
     The compensation committee has engaged Compensation Strategies, Inc. to help the compensation committee with its compensation program design, review senior executive compensation, prepare comprehensive competitive compensation analyses for our Named Executive Officers, and make suggestions regarding the components of compensation, amounts allocated to those components, and the total compensation opportunities for the CEO and the other Named Executive Officers. Compensation Strategies also provided the compensation committee with information on executive compensation trends and best practices and advice for potential improvements to the executive compensation program. In addition, Compensation Strategies advised the committee on the design of the compensation program for non-employee directors. In 2008, Compensation Strategies was paid approximately $26,000 for performing services for the Company. We did not use Compensation Strategies services in 2009 or 2007.
     In its analysis of Advocat’s compensation, Compensation Strategies considered a peer group of similarly sized companies in the long term health industry. The companies that Compensation Strategies used as it peer group included:

Almost Family, Inc.	Healthways, Inc.
Amedisys, Inc.	LCA-Vision Inc.
Amsurg Corp.	LHC Group, Inc.
Assisted Living Concepts, Inc.	National HealthCare Corporation
Capital Senior Living Corporation	Odyssey HealthCare Inc.
Continucare Corporation	RehabCare Group, Inc.
Emeritus Corporation	Skilled Healthcare Group, Inc.
Ensign Group, Inc.	U.S. Physical Therapy, Inc.
Hanger Orthopedic Group, Inc.
     Elements of Our Compensation Program for Named Executive Officers
     As a result, we have generally established the following elements of compensation for our Named Executive Officers:
     Base Salary.
     We pay base salaries to our Named Executive Officers which are intended to be at or near the market median for base salaries of similar companies. These amounts are evaluated annually. We believe that such base salaries are necessary to attract and retain executive talent. In evaluating appropriate pay levels and salary increases for our Named Executive Officers, the compensation committee considers achievement of our strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee reviews compensation practices of the peer companies, as determined from information gathered by our compensation consultants. As a result of general business and economic conditions, effective January 1, 2009, we instituted a wage freeze for all of our senior management employees. This policy has been extended to 2010 and will be reevaluated as business and economic conditions improve. The base salaries of our Named Executive Officers during 2009 were as follows:

Name	Position	2009 Salary
William R. Council, III	Chief Executive Officer	$442,000
L. Glynn Riddle, Jr.	Chief Financial Officer	$229,000
Raymond L. Tyler, Jr.	Sr. Vice President of Nursing Home Operations	$264,000
          Annual Incentives.
          Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. Our Named Executive Officers may earn a bonus that is partially dependent upon achievement of their specific operational and financial goals, as well as quality of care targets. For 2009, the potential annual cash bonus for our Named Executive Officers was subject to the following targets:

Position	Bonus Target
Chief Executive Officer	50% of base salary
Chief Financial Officer	35% of base salary
Sr. Vice President of Nursing Home Operations	35% of base salary
          As described in more detail below, the bonus target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the bonus target disclosed above.
          The bonus amount is made up of the following categories:

Net Operating Income	70%
Discretionary/quality measures/individual performance	30%

Total	100%
     Net Operating Income. For 2009, 70% of the available bonus percentage for each executive was tied to Company profitability. This metric was measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the compensation committee had the discretion to make other adjustments for unusual/unbudgeted items. The portion of the bonus under Net Operating Income was adjusted based on performance as follows:
•	80% or less of budget, executive earns 0% of the target bonus for this category;

•	81% to 100% of budget, executive earns 5% of the target bonus for this category for each 1% of budget achieved over 80%;

•	101% to 125% of budget, 15% of the incremental earned net operating income is placed into a pool to be shared among the participants. Sharing of the pool may be discretionary and/or pro rata.

•	Above 125% — additional amounts may be awarded at the discretion of the Board of Directors.
     Discretionary. 30% of the bonus was based on subjective matters of performance at the discretion of the Board, including quality of care measures.

          For 2009, the actual operating income was less than 80% of the budgeted operating income, and the executives did not receive any bonus based on net operating income and were only eligible for the discretionary portion of the target bonus. As a result, the Named Executive Officers were paid a bonus less than the target bonus amount. Based on the elements of the annual bonuses, the compensation committee approved the following total bonuses for each of the Named Executive Officers for 2009:

		2009	Percent of
Name	Position	Bonus	Base Salary
William R. Council, III	Chief Executive Officer	$47,000	10.6%
L. Glynn Riddle, Jr.	Chief Financial Officer	$19,000	8.3%
Raymond L. Tyler, Jr.	Sr. Vice President of Nursing Home Operations	$17,000	6.8%
          Long-Term Incentives.
          Our long-term incentive compensation program consists of nonqualified stock options and SOSARs, which are related to improvement in long-term shareholder value. While the 2010 Plan permits grants of other awards, the Company currently intends to grant only SOSARs under the 2010 Plan. Stock option and SOSAR grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit us and long-term shareholders.
          The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company. In accordance with its terms, the Key Personnel Plan expired in May 2004. Accordingly, no further grants can be made under that plan.
          At our 2006 annual meeting, the compensation committee approved and recommended that the shareholders adopt the Advocat Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”), which was approved by our shareholders. The 2005 Plan allowed the compensation committee to again grant long-term incentives to the employees of the Company, including stock options and SOSARs. The shares available under the 2005 Plan have been substantially depleted. Therefore, the Company is seeking shareholder approval of the 2010 Long-Term Incentive Plan (the “2010 Plan”) at the shareholders’ meeting.
          The purposes of the 2010 Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) further align the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return; (iii) motivate such persons, by means of appropriate incentives, to achieve long range goals; and (iv) provide incentive compensation opportunities that are competitive with those of other similar companies.
          Under the 2005 Plan, the compensation committee has approved the use of SOSARs instead of non-qualified stock options or other types of awards. SOSARs are stock appreciation rights that are settled in shares of Company stock. The SOSARs have a base value equal to the closing price of the stock on the date of grant. The SOSARs granted under the 2005 Plan vest one-third on each of the 1st, 2nd and 3rd anniversaries of the date of grant. Since the value of the SOSAR to the recipient is dependent on the increase in the value of the underlying stock, an award of this nature is also aligned with the interests of the shareholders. Generally, the grant of stock options, SOSARs or other equity award is recommended to the compensation committee by the Chief Executive Officer excluding grants to himself. The compensation committee considers the recommendations along with a review of the group of individuals recommended. While we do not currently have written policies for the issuance of awards, we have never relied upon either the release of material information or the non-release of material information when issuing the grants. Generally, SOSAR or option grants have been made at least three business days after the earnings release for the previous fiscal year. Since the shares available under the 2005 Plan have been substantially depleted, no SOSARs were granted to any of the Named Executive Officers for 2009. An initial grant of SOSARs was made to Mr. Gill upon his joining the Company in April 2010. If the 2010 Plan is approved by the shareholders, the compensation committee may grant SOSARs or other equity awards to the Named Executive Officers, as well as other employees, after the annual meeting.
          Retirement and Post Employment Compensation.
          We have long sponsored a qualified defined contribution plan (the “401(k) Plan”), which is available to all employees, including our Named Executive Officers. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that employees can defer. Each of our Named Executive Officers is considered highly compensated and thus is greatly curtailed in their ability to contribute to the 401(k). Accordingly, the Company also maintains a non-qualified Executive Incentive Retirement Plan (“EIRP”). The EIRP provides that we will match, on a discretionary basis, eligible employees’ retirement savings on a dollar for dollar basis, up to 8% of their salary through 2009. The EIRP match was reduced to 4% effective January 1, 2010. The EIRP provides that the Company makes a cash payment to each participating employee on a quarterly basis. All of the Company’s Named Executive Officers participated in the Executive Incentive Retirement Plan in 2009, with the amounts of the Company contribution being disclosed in the Summary Compensation Table under Other Annual Compensation. As this is paid to the executive in cash, the executive is free to invest or not invest the money as he sees fit.
          In 2008, our shareholders approved the Advocat Inc. 2008 Stock Purchase Plan for Key Personnel (“Stock Purchase Plan”). The primary purposes of the Stock Purchase Plan are to encourage directors and executives to develop and maintain a substantial equity-based interest in the Company, to attract and retain highly qualified directors and executives, and to align director and executive and shareholder long-term interests by creating a direct link between compensation and long-term shareholder return.
          The Stock Purchase Plan provides for granting of rights to purchase shares of the Company’s common stock to directors and officers (including executive officers). The Stock Purchase Plan is administered by the compensation committee of the Board of Directors, which can make such rules and regulations and establish such procedures for the administration of the Stock Purchase Plan as it deems appropriate. The compensation committee has the sole discretion of determining who has the right to participate in the Stock Purchase Plan. The maximum number of shares of common stock to be authorized and reserved for issuance under the Stock Purchase Plan is 150,000 shares, subject to equitable adjustment as set forth in the Stock Purchase Plan.
          In June 2008, several of our officers, including the Named Executive Officers, elected to use a percentage of their annual bonus to purchase shares of the Company’s common stock pursuant to the Stock Purchase Plan. The Stock Purchase Plan allows eligible employees to use a designated portion of their salary or bonus to purchase shares of stock at a 15% discount from the market price. The shares issued under the Stock Purchase Plan are either shares of restricted stock or restricted stock units (“RSUs”), at the election of the compensation committee. Under the Stock Purchase Plan, the restricted stock shares or RSUs remain restricted for a two year period at which time they become fully vested provided the employee is with the Company on that date. The following is the amount purchased by each of the Named Executive Officers:

	Bonus Used to		Number of RSUs
	Purchase RSUs		Purchased
Name	2009	2008	2009	2008
William R. Council, III	$23,500	$26,500	4,459.20	12,801.93
L. Glynn Riddle, Jr.	$9,500	$12,500	1,802.66	6,038.65
Raymond L. Tyler, Jr.	$8,500	$10,000	1,612.90	4,830.92
          In addition, each of our Named Executive Officers has an employment agreement with the Company as described in more detail under “Potential Payments upon Termination or Change-in-Control” below. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination as well as requiring compliance with certain restrictions on competition. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and avoid frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. We provide severance protection to our senior executives in these employment agreements. This includes protection in the event of outright job termination not for Cause (“Cause” being limited to specified actions that are directly and significantly harmful to Advocat) or in the event we change the executive’s compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that it is deemed a Constructive Discharge. We believe that this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practices. These employment agreements do not provide for any type of gross-up payment for tax obligations of the executive as a result of such severance payments.
          We also provide severance payments and benefits if the executive should resign or be terminated without Cause within six months after a change in control. This protection permits an executive to evaluate a potential change in control without concern for his or her own situation or the need to seek employment elsewhere. Change in control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that our business will continue without undue disruption and retain its value. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of Advocat in a third party. The compensation committee believes that the potential cost of executive change in control severance benefits are well within the range of reasonableness relative to general industry practice, and represents an appropriate cost relative to its benefits to Advocat and its shareholders.
          The employment agreements also subject our executive officers to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to compete, not to hire away our employees, not to interfere with our relationships with suppliers and customers, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in agreements and equity awards. In addition, we have adopted an Employee Standards and Code of Conduct that require all of our employees, including our executive officers, to adhere to high standards of conduct. Failure to comply with this Code of Conduct or our Corporate Compliance Program or applicable laws will subject the executive to disciplinary measures, which may include loss of compensation, stock, and benefits, and termination of employment for cause.

          Role of Executive Officers in Determining Compensation
          The compensation committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. Advocat’s Chief Executive Officer does make recommendations to the compensation committee relating to the compensation of executive officers who directly report to him, but the compensation committee has full autonomy in determining executive compensation.
          Tax and Accounting Considerations
          Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. We have not historically paid any of our Named Executive Officers compensation in excess of $1.0 million and it is not anticipated that we will pay any of our Named Executive Officers compensation in excess of $1.0 million in 2010, and, accordingly, to date we have not adopted a policy in this regard. However, the 2010 Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, so that Advocat may preserve its ability to deduct for tax purposes such compensation awarded under the 2010 Plan in excess of $1 million to certain top paid executives.
          2010 Annual Incentive Plan and Base Salary
          On April 14, 2010, the compensation committee of the Board of Directors of Advocat approved the 2010 Annual Incentive Plan for the Company’s Executive Officers. The 2010 Plan is similar to the 2009 plan. The 2010 Plan provides the following Bonus Targets:

Named Executive Officer	Position	Bonus Target
William R. Council, III	Chief Executive Officer	50% of base salary
Kelly J. Gill	Chief Operating Officer	50% of base salary
L. Glynn Riddle, Jr.	Chief Financial Officer	35% of base salary
Raymond L. Tyler, Jr.	Sr. Vice President of Nursing Home Operations	35% of base salary
          As described in more detail below, the bonus target is based on achieving 100% of budget on the net operating income category. Therefore, if the Company achieves over 100% of budget in this category, the bonus percentage could be higher than the bonus target disclosed above.
          The following categories make up the potential bonus amounts:

Net operating income (as defined)	70%
Discretionary/quality measure/individual performance	30%

Total	100%
          Net Operating Income. 70% of the bonus is based on operating income performance. This metric will be measured using budgeted operating income/loss, adjusted for the non-cash impact of professional liability expense. In addition, the Board will have the discretion to make other adjustments for unusual/ unbudgeted items.
          The potential bonus available would be adjusted based on actual performance, as follows:
•	80% (or less) of budget — executive would earn 0% of the target bonus for this category

•	81% to 100% of budget — executive would earn 5% of the target bonus for this category for each 1% of budget achieved above 80%.

•	101% to 125% — 15% of the incremental earned net operating income would be placed into a pool, to be shared among the participants. Sharing of the pool can be discretionary and/or pro rata.

•	Above 125% — additional amounts may be awarded at the discretion of the Board of Directors.
          Discretionary: 30% of the bonus would be based on subjective matters of performance to be awarded at the discretion of the Board. In establishing the discretionary portion of the bonus for 2010, the Compensation Committee shall consider, among other items, the following:
•	Profit and loss performance, cash flow, revenue growth and quality, after-tax income, and monthly financial reporting to the board.

•	Addition of new licensed beds by acquisition or otherwise.

•	Progress on development projects.

•	Continued analysis and improvement of the company’s professional liability risk management program.

•	Focus on implementation of electronic medical records into high priority facilities.

•	Improvement and enhancement of the company’s investor relations website and materials.

•	Development of additional sources of financing and funding.
          In addition, the 2010 Plan allows the compensation committee, in its sole discretion, to pay all or part of the bonus earned under the 2010 Plan in shares of common stock of the Company. The number of shares that would be issued in the discretion of the compensation committee would be such number of shares with a fair market value on the date of award equal to the amount of the bonus being paid in common stock.
          2010 Base Salary.
          As a result of general business and economic conditions, effective January 1, 2009, we instituted a wage freeze for all of our senior management employees. This policy has been extended to 2010 and will be reevaluated as business and economic conditions improve. The base salaries of our Named Executive Officers for 2010 are as follows:

Name	Position	2010 Salary
William R. Council, III	Chief Executive Officer	$442,000
Kelly J. Gill	Chief Operating Officer	$300,000
L. Glynn Riddle, Jr.	Chief Financial Officer	$229,000
Raymond L. Tyler, Jr.	Sr. Vice President of Nursing Home Operations	$250,000
Mr. Gill was hired effective April 5, 2010, and the terms of his employment contract are discussed below.

Compensation Committee Report.
          The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussions, the compensation committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:	Richard M. Brame, Chair William C. O’Neil, Jr. Wallace E. Olson
This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.
How much compensation did the Company pay the Named Executive Officers during 2009, 2008 and 2007?
          The following table sets forth the compensation paid to the Named Executive Officers for their services in all capacities to the Company for the 2009, 2008 and 2007 fiscal years.
Summary Compensation Table

Name and Principal				Option	Other Annual	All Other
Position	Year	Salary($)	Bonus($)(1)	Awards (2)	Compensation($)(3)	Compensation($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
William R. Council, III	2009	442,000	47,000	48,203	35,360	1,891	574,454
President and	2008	442,000	53,000	234,427	35,360	1,839	766,626
Chief Executive Officer	2007	425,000	298,835	265,558	34,000	1,647	1,025,040

L. Glynn Riddle, Jr.	2009	229,000	19,000	19,281	18,288	1,823	287,392
Executive Vice President and	2008	229,000	25,000	93,771	18,288	1,716	367,775
Chief Financial Officer	2007	220,000	111,792	106,223	17,854	1,858	457,727

Raymond L. Tyler, Jr.	2009	264,000 (5)	17,000	28,922	21,073	51,777 (5)	382,772
Senior Vice President of	2008	308,000	20,000	140,656	24,652	1,784	495,092
Nursing Home Operations(5)	2007	296,000	156,923	159,335	23,704	2,616	638,578

(1)	Includes annual incentive bonus amounts which were expensed during the year indicated but paid in March of the following year. Each Named Executive Officer elected to receive 50% of the earned bonus in Restricted Share Units for the 2009 and 2008 compensation years.

(2)	The expense included in this table represents the aggregate grant date fair value of the equity awards granted during the year indicated. The expense does not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero.

(3)	Includes contributions under the Company’s Executive Incentive Retirement Plan.

(4)	Includes matching contributions under the Company’s 401(k) plan as well as a holiday bonus of $884, $884 and $816 paid in December 2009 to Mr. Council, Mr. Tyler and Mr. Riddle, respectively.

(5)	Mr. Tyler served as Executive Vice President and Chief Operating Officer until March 2009 and presently serves as Senior Vice President of Nursing Home Operations. Mr. Tyler’s salary change was effective March 29, 2009; he received retention bonuses totaling $50,000 in 2009, per his employment agreement as amended, as discussed below.

          What plan based awards did the Company grant to the Named Executive Officers in 2009 and under what terms?
          The following table describes non-equity incentive awards granted to our Named Executive Officers in 2009.

		Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity				All Other Option Awards:	Exercise or Base
		Incentive Plan Awards(1)			Incentive Plan Awards			All Other Stock	Number of Securities	Price of Option	Grant Date Fair
			Target			Target		Awards: Number of	Underlying Option Grants (#)	Awards ($/sh)	Value of Stock and
Name	Grant Date	Threshold ($)	($)	Maximum ($)	Threshold ($)	($)	Maximum ($)	Shares of Stock (#)	(2) (3)	(4)	Option Awards

William R. Council III	N/A	—	221,000	N/A	—	—	—	—	—	—	—
L. Glynn Riddle, Jr.	N/A	—	80,150	N/A	—	—	—	—	—	—	—
Raymond L. Tyler, Jr.	N/A	—	87,500	N/A	—	—	—	—	—	—	—
William R. Council III	03/13/09	—	—	—	—	—	—	—	25,000	$2.37	$48,000
L. Glynn Riddle, Jr.	03/13/09	—	—	—	—	—	—	—	10,000	$2.37	$19,000
Raymond L. Tyler, Jr.	03/13/09	—	—	—	—	—	—	—	15,000	$2.37	$29,000

(1)	Amounts represent target bonus percentages for 2009 and are based upon the salaries of the executive officers as of December 31, 2009. The target amount is based on the Company achieving 100% of budget. The amount actually paid under this non-equity incentive plan is included in the Summary Compensation Table (column d).

(2)	These SOSARs were granted in March 2009 and the expense is recognized for financial statement purposes over the vesting period beginning in 2009 although the grant of the SOSAR related to performance for 2008.

(3)	These awards are also included in the Summary Compensation Table (column e) and the Outstanding Equity Awards at Year End table.

(4)	Base price of SOSAR awards is based on the average of the high and low price on the date of grant.
          As discussed in the Compensation Discussion and Analysis, the Named Executive Officers have received no grants of stock only stock appreciation rights to date in 2010. Mr Gill, who was not a Named Executive Officer, received 35,000 stock only stock appreciation rights upon the commencement of his employment on April 5, 2010. It is anticipated that grants will be made if the 2010 Plan is approved by shareholders. It is anticipated that these grants will vest one-third on each of the first, second and third anniversaries of the date of grant and have a base price equal to the closing price of our stock on the date of grant, consistent with past practices. If completed, these grants will be based on the performance of the Named Executive Officer in 2009; however, this potential grant of equity awards is required to be included in the table for the year(s) when granted and are therefore not included in any of these compensation tables or equity award tables.

          How many equity awards are currently held by the Named Executive Officers?
Outstanding Equity Awards at Year End December 31, 2009

	SOSAR and Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards: Number					Equity Incentive	Plan Awards: Market
			of Securities					Plan Awards: Number	or Payout Value of
	Number of Securities	Number of Securities	Underlying			Number of Shares or	Market Value of	of Unearned Shares,	Unearned Shares
	Underlying Unexercised	Underlying Unexercised	Unexercised			Units of Stock That	Shares or Units of	Units or Other	Units or Other
	Options (#)	Options (#)	Unearned Options	Option Exercise	Option Expiration	Have Not	Stock That Have Not	Rights That Have	Rights That Have
Name	Exercisable(1)	Unexercisable(1)	(#)	Price ($)	Date	Vested(2)(#)	Vested ($)	Not Vested (#)	Not Vested ($)
William R. Council III	—	—	—	—	—	13,116.18	$100,995	—	—
William R. Council III	75,000	—	—	$5.44	12/13/2015	—	—	—	—
William R. Council III	16,667	8,333	—	$11.59	03/07/2017	—	—	—	—
William R. Council III	8,333	16,667	—	$10.88	03/14/2018	—	—	—	—
William R. Council III	—	25,000	—	$2.37	03/13/2019
L. Glynn Riddle, Jr.	—	—	—	—	—	6,186.88	$47,639	—	—
L. Glynn Riddle, Jr.	50,000	—	—	$5.44	12/13/2015	—	—	—	—
L. Glynn Riddle, Jr.	6,667	3,333	—	$11.59	03/07/2017	—	—	—	—
L. Glynn Riddle, Jr.	3,333	6,667	—	$10.88	03/14/2018	—	—	—	—
L. Glynn Riddle, Jr.	—	10,000	—	$2.37	03/13/2019	—	—	—	—
Raymond L. Tyler, Jr.	—	—	—	—	—	4,949.50	$38,111	—	—
Raymond L. Tyler, Jr.	25,000	—	—	$0.35	04/09/2011	—	—	—	—
Raymond L. Tyler, Jr.	25,000	—	—	$5.44	12/13/2015	—	—	—	—
Raymond L. Tyler, Jr.	10,000	5,000	—	$11.59	03/07/2017	—	—	—	—
Raymond L. Tyler, Jr.	5,000	10,000	—	$10.88	03/14/2018	—	—	—	—
Raymond L. Tyler, Jr.	—	15,000	—	$2.37	03/13/2019

(1)	Each option and SOSAR grant vests one-third on each of the first, second and third anniversary of the date of grant.

(2)	Represents Restricted Share Units (“RSU’s”) purchased by executive in lieu of bonus. RSU’s vest in March 2011.
Option Exercises and Stock Vested During 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
William R. Council, III(1)	50,000	$264,500	—	—

(1)	Mr. Council was the only Named Executive Officer to exercise equity awards during 2009. Mr. Council exercised 50,000 options with an exercise price of $0.35 that were set to expire in April 2011. The Company withheld 15,507 shares to cover the exercise price and tax withholding associated with the exercise and resulted in a net issuance of 34,493 shares to Mr. Council. Mr. Council continues to hold the net issued shares related to this option exercise.

          Is the Company a party to any key employment agreements or advisor agreements?
          Yes. Effective March 31, 2006, the Company entered into employment agreements (the “Employment Agreements”) with Mr. Council, Mr. Tyler and Mr. Riddle. The Employment Agreements each have an initial term of one year. Thereafter, the Employment Agreements renew automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Employment Agreements may be terminated by the Company without cause at any time and by the employee as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Council is entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary, and Mr. Tyler and Mr. Riddle are each entitled to receive lump sum severance payments in an amount equal to 12 months of monthly base salary. In addition, with respect to each of the Named Executive Officers, the benefits and perquisites as in effect at the date of termination of employment will be continued for eighteen (18) months. Furthermore, upon such termination, the employees may elect to require the Company to repurchase options granted under the Company’s stock option plans for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event an Employment Agreement is terminated earlier by the Company for cause (as defined therein), or by an employee other than upon a constructive discharge or a change in control, the employees will not be entitled to any compensation following the date of such termination other than the pro rata amount of their then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the employees are prohibited from competing with the Company for 12 months.
          Effective March 9, 2009, the Company and Raymond L. Tyler entered into an Amendment No. 1 to Amended and Restated Employment Agreement (the “Amendment”). Pursuant to the Amendment, Mr. Tyler will serve as Senior Vice President of Nursing Home Operations with an annual base salary of $250,000. The Base Salary shall be reviewed annually and shall be subject to increase according to the policies and practices adopted by the Company from time to time.
          The Amendment further provided for additional payments of $25,000 each to be made on June 30, 2009 and December 29, 2009, provided Mr. Tyler was still employed by the Company on each date. These payments were made in 2009. In the event that Mr. Tyler is terminated without cause or leaves as a result of a constructive discharge, as each is defined in the agreement, he shall be entitled to a lump sum equal to the greater of (i) 100% of his Base Salary as in effect at the time of the termination, or (ii) $308,000. The definition of constructive discharge is expanded in the Amendment to include the hiring of a new Chief Operating Officer; provided Mr. Tyler provides the Company with written notice within 45 days of the commencement of employment of the new COO, and provided further that this right shall extend to only the first such new COO hired.
          Effective April 5, 2010, the Company entered into an employment agreement with Kelly J. Gill to serve as Chief Operating Officer. The Employment Agreement with Mr. Gill has an initial term of one year, and renews automatically for one-year periods unless 30 days notice is given by either the Company or Mr. Gill. The agreement with Mr. Gill provides for a base salary of $300,000 per year, subject to change by the Compensation Committee. The agreement further provides for a grant of 35,000 SOSARs upon commencement of employment, an initial annual bonus target equal to 50% of his base salary, a cash signing bonus of $75,000 and reimbursement of up to $25,000 in separation expenses.
          Mr. Gill’s agreement may be terminated by the Company without cause at any time and by Mr. Gill as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of Mr. Gill upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Gill is entitled to receive a lump sum severance payment in an amount equal to 12 months of his monthly base salary. In addition, the benefits and perquisites as in effect at the date of termination of employment will be continued for eighteen (18) months. Upon such termination, Mr. Gill may elect to require the Company to repurchase options and SOSARs granted under the Company’s equity compensation plans for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated exercise price, provided that such fair market value is above the stated exercise price. In the event Mr. Gill’s agreement is terminated earlier by the Company for cause (as defined therein), or by other than upon a constructive discharge or a change in control, Mr. Gill will not be entitled to any compensation following the date of such termination other than the pro rata amount of his then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of Mr. Gill upon a constructive discharge or upon a change in control, Mr. Gill is prohibited from competing with the Company for 12 months.
Potential Payments upon Termination or Change-in-Control
The following tables estimate the amounts that would be paid to each of the Named Executive Officers in the event of a termination as of December 31, 2009 under each potential reason for termination.
William R. Council, III

					Change in
			Termination		Control		Change in
			without		Resulting in		Control Not
	Voluntary	Termination	Cause or Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination	Death	Disability
Severance—Salary	—	—	$1,105,000		$1,105,000		—	—	—
Severance—Bonus	—	—	$47,000	(1)	$47,000	(1)	—	—	—
Vesting of unvested equity awards	—	—	$133,250	(2)	$133,250	(2)	—	—	—
Repurchase of outstanding options	—	—	$169,500	(3)	$169,500	(3)		—	—
Benefits/Perquisites	—	—	$36,413	(4)	$36,413	(4)	—	—	—

TOTAL	—	—	$1,491,163		$1,491,163		—	—	—

(1)	Based on the annual incentive earned by Mr. Council during 2009 which was not paid as of December 31, 2009.

(2)	Based on 25,000 unvested equity awards with exercise prices that were lower than the closing share price of Advocat’s common stock at December 31, 2009. Excludes out-of-the-money unvested equity awards.

(3)	Based on options to purchase 75,000 shares of common stock held by Mr. Council times $7.70, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options. Excludes out-of-the money vested equity awards.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.

L. Glynn Riddle, Jr.

			Termination		Change in
			without		Control		Change in
			Cause or		Resulting in		Control Not
	Voluntary	Termination	Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination	Death	Disability
Severance—Salary	—	—	$228,596		$228,596		—	—	—
Severance—Bonus	—	—	$19,000	(1)	$19,000	(1)	—	—	—
Vesting of unvested equity awards	—	—	$53,000	(2)	$53,000	(2)	—	—	—
Repurchase of outstanding options	—	—	$113,000	(3)	$113,000	(3)		—	—
Benefits/Perquisites	—	—	$37,745	(4)	$37,745	(4)	—	—	—

TOTAL	—	—	$451,341		$451,341		—	—	—

(1)	Based on the annual incentive earned by Mr. Riddle during 2009 which was not paid as of December 31, 2009.

(2)	Based on 10,000 unvested equity awards with exercise prices that were lower than the closing share price of Advocat’s stock at December 31, 2009. Excludes out-of-the-money unvested equity awards.

(3)	Based on options to purchase 50,000 shares of common stock held by Mr. Riddle times $7.70, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options. Excludes out-of-the-money vested equity awards.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
Raymond L. Tyler, Jr.

					Change in
			Termination		Control		Change in
			without		Resulting in		Control Not
	Voluntary	Termination	Cause or Constructive		Termination or		Resulting in
Estimated Payments	Termination	for Cause	Discharge		Resignation		Termination	Death	Disability
Severance—Salary	—	—	$308,000		$308,000		—	—	—
Severance—Bonus	—	—	$17,000	(1)	$17,000	(1)	—	—	—
Vesting of unvested equity awards	—	—	$79,950	(2)	$79,950	(2)	—	—	—
Repurchase of outstanding options	—	—	$240,250	(3)	$240,250	(3)		—	—
Benefits/Perquisites	—	—	$32,528	(4)	$32,528	(4)	—	—	—

TOTAL	—	—	$677,728		$677,728		—	—	—

(1)	Based on the annual incentive earned by Mr. Tyler during 2009 which was not paid as of December 31, 2009.

(2)	Based on 15,000 unvested equity awards with exercise prices that were lower than the closing share price of Advocat’s stock at December 31, 2009. Excludes out-of-the-money unvested equity awards.

(3)	Based on options to purchase 50,000 shares of common stock held by Mr. Tyler times $7.70, the closing price of Advocat’s stock on the last trading date of the year, less the exercise price of the options. Excludes out-of-the-money vested equity awards.

(4)	Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
          Does the Company have a code of ethics for executive officers?
          The Company has a code of ethics for our executive officers. A copy of the code of ethics can be found on the Company’s website at www.irinfo.com/AVC.

PROPOSAL 2
APPROVAL OF ADOPTION OF THE 2010 LONG-TERM INCENTIVE PLAN
          At the Annual Meeting, the shareholders will be requested to approve the Advocat Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”). The Compensation Committee recommends approval of the 2010 Plan. The Compensation Committee believes that Advocat’s interests are best advanced by providing an incentive for the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to continue working toward and contributing to the success and progress of the Company. The Compensation Committee believes that our ability to grant equity-based awards is an important component in our effort to effectively compete for and appropriately motivate and reward key talent. The Compensation Committee has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the 2010 Plan. A copy of the 2010 Plan is attached hereto as Appendix A.
          The following is a summary of the principal features of the 2010 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2010 Plan. It is qualified in its entirety by reference to the full text of the 2010 Plan. The effective date of the 2010 Plan is April 14, 2010, the date it was adopted by the Board, but it will only become effective upon the approval by shareholders within twelve months of its adoption by the Board.
What are the material features of the 2010 Plan?
General.
          The purposes of the 2010 Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) further identify the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’ s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return; (iii) motivate such persons, by means of appropriate incentives, to achieve long range goals; and (iv) provide incentive compensation opportunities that are competitive with those of other similar companies. The Compensation Committee believes that the 2010 Plan will provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.
          Further, the 2010 Plan is designed to give us additional flexibility to address changing accounting rules and corporate governance practices by utilizing stock options, restricted stock, restricted stock units (RSUs) and stock appreciation rights (SARs). In light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, we believe that it is advantageous for us to have maximum flexibility to design and implement future equity compensation.
Administration.
          The 2010 Plan will be administered by the Compensation Committee, and the Compensation Committee has complete discretion, subject to the provisions of the 2010 Plan, to select the employees and other service providers to receive awards under the 2010 Plan and determine the type, size and terms of the awards to be granted to each individual selected. The Compensation Committee will also determine the time when the awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting.
Shares Subject to the 2010 Plan.
          The maximum number of shares of Company common stock which may be awarded and delivered under the 2010 Plan shall be 380,000 shares of common stock. The shares issued under the 2010 Plan may be currently authorized but unissued shares of common stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
          The Compensation Committee may settle an award in cash rather than common stock but only to the extent such right to settle an award in cash would not result in the recognition of income or the imposition of interest and penalty under Section 409A of the Code. To the extent any shares of common stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2010 Plan.
          The 2010 Plan provides that the maximum aggregate number of shares of common stock that may be granted pursuant to any award granted in any one calendar year to any one participant (i) shall be 200,000 shares in the form of options or SAR’s; (ii) shall be 200,000 shares in restricted stock or restricted stock units (iii) shall be 200,000 shares of common stock, or equal to the value of 200,000 shares of common stock determined as of the date of vesting or payout, as applicable for performance shares or performance units; (iv) may not exceed $1,000,000 determined as of the date of vesting or payout, as applicable; with respect to cash based awards and (v) shall be 200,000 shares of common stock with respect to awards of stock based awards. See “Performance Goals” below.
Adjustments upon Changes in Capitalization, Merger or Sale of Assets.
          In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2010 Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards (as applicable); (iii) adjustment of the exercise price of outstanding awards; and (iv) any other adjustments that the Compensation Committee determines to be equitable.
Termination of Employment or Service.
          Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise the award following termination of the participant’s employment or service with the Company. Such provisions shall be determined by the Compensation Committee, shall be included in the award agreement, need not be uniform among all awards issued pursuant to this 2010 Plan, and may reflect distinctions based on the reasons for termination.

Detrimental Activity.
          Unless the award agreement specifies otherwise, the Compensation Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2010 Plan, or if the participant engages in any Detrimental Activity. Detrimental Activity shall mean any of the following: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company or the use in other than the business of the Company without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company acquired by the participant either during or after employment or service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment or service by the Company relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) any activity that results in termination of the participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee or service provider of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.
          Upon exercise, payment or delivery pursuant to an award, the participant shall certify that he or she is in compliance with the terms and conditions of the 2010 Plan and his or her award agreement and is not engaged in any Detrimental Activity. In the event a participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an award agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the participant by the Company.
New Plan Benefits.
          Because benefits under the 2010 Plan will depend on the Compensation Committee’s actions and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees if the 2010 Plan is approved by the shareholders. No benefits have been granted under the 2010 Plan as of the date hereof.

Options.
          The Compensation Committee may grant nonqualified stock options or incentive stock options under the 2010 Plan, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless the Compensation Committee provides for earlier expiration, options will expire ten years after the date of grant. Any incentive stock options granted to a ten percent shareholder will expire five years after the date of grant. Further, all options will expire no later than three months after the participant’s termination of employment for reasons other than death or disability or one year after the date of the participant’s termination of employment or service on account of disability (as defined in section 22(e)(3) of the Code) or death.
          The Compensation Committee will determine the exercise price for the shares of common stock underlying each award at the time the award is granted. However, the exercise price for shares under an option may not be less than 100% (110% for incentive stock option grants to a ten percent shareholder) of the fair market value of the common stock on the date such option is granted. The fair market value price for a share of Company common stock underlying each award is the closing price for the Stock on such day as reported on NASDAQ. As of April 23, 2010, the closing price for one share of the Company’s common stock was $6.80.
Restricted Stock or Restricted Stock Units.
          The Compensation Committee may award restricted stock or restricted stock units under the 2010 Plan and, with respect to each such award, shall determine the number of shares associated with each award, and the period of restriction and any other provisions as the Compensation Committee may determine.
          The Compensation Committee may impose, in the award agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any shares of restricted stock or restricted stock units granted pursuant to the 2010 Plan as it may deem advisable including, without limitation, a requirement that the participants pay a stipulated purchase price for each share of restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or restricted stock units. To the extent deemed appropriate by the Compensation Committee, the Company may retain the certificates representing shares of restricted stock, or shares delivered in consideration of restricted stock units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. Except as otherwise provided in the 2010 Plan, shares of restricted stock covered by each restricted stock award shall become freely transferable by the participant after all conditions and restrictions applicable to such shares have been satisfied or lapsed, and restricted stock units may be paid in cash, shares of common stock, or a combination of cash and shares of common stock as the Compensation Committee shall determine.
          Except as otherwise determined by the Compensation Committee, participants holding shares of restricted stock granted under the 2010 Plan shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any restricted stock units granted under the 2010 Plan.

          Each award agreement shall set forth the participant’s rights to dividends paid with respect to the shares of common stock underlying restricted stock during the period of restriction. The Compensation Committee may designate in the award agreement that a participant holding restricted stock units may be entitled to dividend equivalents, the terms of which shall be determined by the Compensation Committee. The Compensation Committee may apply any restrictions to the dividends or dividend equivalents that the Compensation Committee deems appropriate. The Compensation Committee may determine the form of payment of dividends or dividend equivalents, including cash, shares of common stock, restricted stock, or restricted stock units.
          When and if restricted stock units become payable, the participant shall be entitled to receive payment from the Company in cash, shares of common stock with an equivalent value, in some combination thereof, or in any other form determined by the Compensation Committee in its sole discretion. The Compensation Committee’s determination regarding the form of payment shall be set forth or reserved for later determination in the award agreement pertaining to the grant of the restricted stock unit.
Stock Appreciation Rights.
          The Compensation Committee may grant stock appreciation rights or “SARs” under the 2010 Plan, and determine the number of shares covered by each SAR. The Compensation Committee may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Each SAR entitles the holder thereof to an amount equal to the difference between the fair market value of a share of Company common stock and a base value. The SAR base value shall equal 100% of the per share fair market value of our common stock on the date of grant. Unless the Compensation Committee provides for earlier expiration, SARs will expire ten years after the date of grant. Unless otherwise provided by the Compensation Committee, unvested SARs will expire upon termination of the participant’s service with the Company. The Compensation Committee may provide in each award agreement the participants right to exercise SAR’s following termination of employment or services with the Company.
          Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the base value times (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, SARs may be settled in cash, shares of common stock of equivalent value, in some combination thereof, or in any other form approved by the Compensation Committee.
Performance Goals
          Awards under the 2010 Plan may be made subject to performance measures as well as time-vesting conditions. Such performance measures may be established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance measures under the 2010 Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance measures must utilize one or more objective measurable performance goals as determined by the Compensation Committee based upon one or more factors, including, but not limited to: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth; (iv) net operating profit; (v) operating earnings; (vi) operating earnings per share; (vii) return measures (including, but not limited to, return on assets, capital, equity, or sales); (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) operating efficiency; (xvi) customer satisfaction; (xvii)

employee and/or service provider satisfaction; (xviii) working capital targets; (xix) economic value added; (xx) revenue growth; (xxi) assets under management growth; and (xxii) rating agencies’ ratings.
          Any performance measure may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee deems appropriate. In the award agreement, the Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goal(s). The Compensation Committee may provide that the performance goals applicable to a performance award may be subject to such later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.
Cash-Based Awards.
          Subject to the terms and provisions of the 2010 Plan, the Compensation Committee may grant cash-based awards to participants in such amounts and upon such terms as the Compensation Committee may determine. Each cash-based award shall have a value as may be determined by the Compensation Committee. For each cash-based award, the Compensation Committee may establish performance criteria in its discretion. If the Compensation Committee exercises its discretion to establish such performance criteria, the number and/or value of cash-based awards will be determined in the manner determined by the Compensation Committee to the extent to which the performance criteria are met. Subject to the terms of the 2010 Plan, the holder of a cash-based award shall be entitled to receive payout on the value of cash-based award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved. Payment of earned cash-based awards shall be as determined by the Compensation Committee and evidenced in the award agreement. Subject to the terms of the 2010 Plan, the Compensation Committee may pay earned cash-based awards in the form of cash or in shares of common stock (or in a combination thereof) that have an aggregate fair market value equal to the value of the earned cash-based awards. Such shares of common stock may be granted subject to any restrictions deemed appropriate by the Compensation Committee.
Stock-Based Awards.
          The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2010 Plan in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Compensation Committee shall determine. Such awards may entail the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of common stock.
Change of Control.
          Except as otherwise provided in the 2010 Plan, the Compensation Committee may specify in an award agreement that upon the occurrence of a Change in Control, such award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the award will be waived, and any and all forfeiture risks or other contingencies will lapse. A “Change in Control” shall mean the first to occur of the following events: (i) The date that any one person or entity, or more than one person or entity acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or entity or group, constitutes more than fifty percent (50%) of the total voting power of the stock of

Company; provided, however, if any person or entity or group is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not cause a Change in Control of the Company; (ii) on the date that a majority of members of the Board of Directors are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) On the date that any person or entity or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, a Change in Control will not occur when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a shareholder (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the Company, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) of this Paragraph.
Eligibility.
          Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2010 Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Company currently has approximately 130 employees and consultants who could potentially receive grants under the 2010 Plan. The Compensation Committee, in its discretion, will select the individuals to whom options, restricted stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.
Exercise of Award; Form of Consideration.
          The Compensation Committee will determine when awards become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2010 Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee; provided, however, unless otherwise determined by the Compensation Committee, no shares may be tendered to pay the exercise price of an option unless such shares have been held by the participant for six (6) months or more. The Compensation Committee may also permit a participant to elect to pay the exercise price upon the exercise of an option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the option, provided the transaction is made in compliance with Regulation T, and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. In addition, the Committee may allow a net exercise which will not require a cash payment of the exercise price, but will reduce the number of shares of Common Stock issued upon the exercise of such Option by the largest number of whole shares of Common Stock that have a fair market value which does not exceed the aggregate exercise price. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. The Compensation Committee may permit the payment of withholding taxes applicable to an award by any methods permitted for the payment of the exercise price upon the exercise of an option, as described above.
Nontransferability of Awards.
          Except as otherwise provided by the Compensation Committee, awards under the 2010 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and may only be exercised by or be otherwise available to the participant during his or her lifetime. No incentive stock options granted under the 2010 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all incentive stock options granted to a participant under the 2010 Plan shall be exercisable during his or her lifetime only by such participant.
Other Provisions.
          An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2010 Plan, as may be determined by the Compensation Committee. In the discretion of the Compensation Committee, a participant may be granted any awards permitted under the provisions of the 2010 Plan, and more than one award may be granted to a participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the 2010 Plan, or any other plan or arrangement of the Company. Subject to the overall limitation on the number of shares of common stock that may be delivered under the 2010 Plan, the Compensation Committee may use available shares of common stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.
Amendment and Termination of the 2010 Plan.
          The Compensation Committee may amend, alter, suspend or terminate the 2010 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2010 Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the 2010 Plan without the written consent of the participant. The 2010 Plan will only be effective if approved by the shareholders of the Company. The 2010 Plan shall be unlimited in duration and, in the event of 2010 Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the 2010 Plan after the ten (10) year anniversary of the Effective Date.
What are the federal income tax consequences relating to the plan?
          The federal income tax consequences to the Company and its employees of awards under the 2010 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2010 Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2010 Plan.

          A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonqualified stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. In addition, the exercise of nonqualified stock options and SARs will be subject to applicable withholding and employment taxes. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
          The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.
          For restricted stock awards, unless the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) and the award will be subject to applicable withholding and employment taxes. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.
          A participant is not deemed to receive any taxable income at the time restricted stock units are granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any) and the award will be subject to applicable withholding and employment taxes..
          At the discretion of the Compensation Committee, a participant may be allowed to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to us already-owned shares of our common stock.
          If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer, chief financial officer and to each of our three other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders (e.g., see Performance Goals above). The 2010 Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the 2010 Plan that would qualify as “performance-based compensation” and be deductible. We are seeking shareholder approval of the 2010 Plan to comply with Code Section 162(m).

Equity Compensation Plan Information
The following table provides aggregate information as of December 31, 2009, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Number of Securities
	Number of Securities to		Available for Future
	be Issued Upon	Weighted-Average	Issuance
	Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options	Outstanding Options,	Plans (excluding Securities
	, Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)(1)
Equity Compensation Plans Approved By Security Holders	603,000	$6.72	148,000
Equity Compensation Plans Not Approved by Security Holders	None	None	None

Total	603,000	$6.72	148,000

(1)	Includes 35,000 shares available for issuance under the 2005 Long-Term Incentive Plan and 113,000 shares reserved for issuance under the Advocat Inc. 2008 Stock Purchase Plan for Key Personnel (“Stock Purchase Plan”). The Stock Purchase Plan was approved in 2008 and allows for the granting of rights to purchase shares of our common stock by key personnel and is administered by the compensation committee of the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE IS NECESSARY FOR THE APPROVAL OF PROPOSAL 2.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The Company’s compensation committee currently consists of directors Olson, Brame and O’Neil. No interlocking relationship exists between the members of the Company’s Board of Directors or compensation committee and the board of directors or compensation committee of any other company.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Company does not currently have any related party transactions in effect.
          Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
          Advocat has a policy that any transactions between Advocat and its officers, directors and affiliates will be on terms as favorable to Advocat as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the Board.
AUDIT COMMITTEE REPORT
          The audit committee provides assistance to the Board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Advocat. Among other things, the audit committee reviews and discusses with management and with Advocat’s independent registered public accounting firm (or “independent auditors”) the results of the year end audit of Advocat, including the audit report and audited financial statements. The Board of Directors, in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the NASDAQ’s listing standards. As set forth in the audit committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America.
          In connection with its review of Advocat’s audited financial statements for the fiscal year ended December 31, 2009, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from BDO Seidman, LLP (“BDO”) required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence and has discussed with BDO their independence from Advocat. The audit committee has determined that the provision of non-audit services rendered by BDO to Advocat is compatible with maintaining the independence of BDO from Advocat, but the audit committee will periodically review the non-audit services rendered by BDO.
          The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America or that the Company’s auditors are in fact “independent.”
          Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Advocat’s Board of Directors that the audited financial statements be included in Advocat’s annual report on Form 10-K for its fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee:	William C. O’Neil, Jr., Chair
Richard M. Brame
Robert Z. Hensley
Chad A. McCurdy

PROPOSAL 3
RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010
          The Board of Directors has ratified the Audit Committee’s selection of BDO Seidman, LLP to serve as our independent registered public accounting firm for 2010, subject to ratification by our shareholders. BDO has served as the Company’s independent auditors since the 2002 fiscal year.
          We are asking our shareholders to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO Seidman, LLP to our shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
          Representatives of BDO Seidman, LLP, will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE IS NECESSARY FOR THE APPROVAL OF PROPOSAL 3.
FEES TO BDO SEIDMAN, LLP
     What fees were paid to the Company’s independent auditors during fiscal 2009?
For the fiscal years ended December 31, 2009 and 2008, the total fees paid to our independent auditors, BDO, were as follows:

	2009	2008
Audit Fees(1)	$556,000	$637,000
Audit-Related Fees(2)	11,000	10,000
Tax Fees(3)	144,000	100,000

Total Fees for Services Provided	$711,000	$747,000

(1)	Audit Fees include fees billed for professional services rendered in connection with the audit of the Company’s financial statements, audit of internal control over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) and fees charged for the review of the Company’s quarterly financial statements. These fees also include assistance with the review of documents filed with the SEC.

(2)	Audit Related Fees consist of audits of the Company’s savings plan and trust.

(3)	Tax Fees include those charged for tax advice, planning and compliance.

          In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. All of the services above were pre-approved by our audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
          The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.
MISCELLANEOUS
It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

APPENDIX A
ADVOCAT INC.
2010 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

SECTION I. GENERAL	A-1
1.1 Purpose	A-1
1.2 Participation	A-1

SECTION 2. DEFINED TERMS	A-1
2.1 Affiliate	A-1
2.2 Award	A-1
2.3 Award Agreement	A-1
2.4 Base Value	A-2
2.5 Board	A-2
2.6 Cash-Based Award	A-2
2.7 Change in Control	A-2
2.8 Code	A-3
2.9 Committee	A-3
2.10 Company	A-3
2.11 Detrimental Activity	A-3
2.12 Effective Date	A-4
2.13 Eligible Employee	A-4
2.14 Exercise Price	A-4
2.15 Fair Market Value	A-4
2.16 Incentive Stock Option or ISO	A-5
2.17 Non-Qualified Stock Option or NQSO	A-5
2.18 Option	A-5
2.19 Participant	A-5
2.20 Performance Based Compensation	A-5
2.21 Performance Goal	A-5
2.22 Performance Measures	A-5
2.23 Performance Period	A-5
2.24 Performance Share	A-5
2.25 Performance Unit	A-6
2.26 Period of Restriction	A-6
2.27 Person	A-6
2.28 Plan	A-6
2.29 Regulations	A-6
2.30 Restricted Stock	A-6
2.31 Restricted Stock Unit	A-6
2.32 Shareholders	A-6
2.33 Stock Appreciation Right or SAR	A-6
2.34 Stock	A-6
2.35 Stock Based Award	A-6
2.36 Subsidiary or Subsidiaries	A-6
2.37 Ten Percent Shareholder	A-7

SECTION 3. OPTIONS	A-7
3.1 Grant of Options	A-7
3.2 Award Agreement	A-7
3.3 Exercise Price	A-7
3.4 Exercise Term	A-7
3.5 Payment of Option Exercise Price	A-7
3.6 Restrictions on Share Transferability	A-8
3.7 Termination of Employment or Agency	A-8
3.8 Nontransferability of Options	A-9
3.9 Notification of Disqualifying Disposition	A-9

SECTION 4. STOCK APPRECIATION RIGHTS	A-9
4.1 Grant of Stock Appreciation Rights	A-9
4.2 Stock Appreciation Rights Agreement	A-9
4.3 Term of Stock Appreciation Rights	A-9
4.4 Exercise of Stock Appreciation Rights	A-9
4.5 Payment on Exercise of Stock Appreciation Rights	A-9
4.6 Termination of Employment or Service	A-10
4.7 Nontransferability of Stock Appreciation Rights	A-10
4.8 Other Restrictions	A-10

SECTION 5. RESTRICTED STOCK AND RESTRICTED STOCK UNITS	A-10
5.1 Grant of Restricted Stock or Restricted Stock Units	A-10
5.2 Restricted Stock or Restricted Stock Unit Agreement	A-10
5.3 Nontransferability of Restricted Stock and Restricted Stock Units	A-11
5.4 Other Restrictions	A-11
5.5 Certificate Legend	A-11
5.6 Voting Rights	A-11
5.7 Dividends and Other Distributions	A-12
5.8 Termination of Employment or Agency	A-12
5.9 Payment in Consideration of Restricted Stock Units	A-12

SECTION 6. PERFORMANCE SHARES AND PERFORMANCE UNITS	A-12
6.1 Grant of Performance Shares and Performance Units	A-12
6.2 Value of Performance Shares and Performance Units	A-12
6.3 Earning of Performance Shares and Performance Units	A-13
6.4 Form and Timing of Payment of Performance Shares and Performance Units	A-13
6.5 Dividends and Other Distributions	A-13
6.6 Termination of Employment or Service	A-13
6.7 Nontransferability of Performance Shares and Performance Units	A-13

SECTION 7. CASH-BASED AWARDS AND STOCK-BASED AWARDS	A-14
7.1 Grant of Cash-Based Awards	A-14
7.2 Value of Cash-Based Awards	A-14
7.3 Payment in Consideration of Cash-Based Awards	A-14

7.4 Form and Timing of Payment of Cash-Based Awards	A-14
7.5 Stock-Based Awards	A-14
7.6 Termination of Employment or Agency	A-14
7.7 Nontransferability of Cash-Based Awards and Stock-Based Awards	A-15
7.8 Compliance with Section 409A	A-15

SECTION 8. PERFORMANCE MEASURES	A-15
8.1 Performance Based Compensation	A -15
8.2 Performance Measures	A-15
8.3 Modification of Performance Measures	A-17

SECTION 9. OPERATION AND ADMINISTRATION	A-17
9.1 Effective Date	A -17
9.2 Shares Subject to Plan	A -17
9.3 General Restrictions	A-20
9.4 Tax Withholding	A-20
9.5 Grant and Use of Awards	A-21
9.6 Form and Time of Elections	A-21
9.7 Action by Company or Subsidiary	A-21
9.8 Gender and Number	A-21
9.9 Limitation of Implied Rights	A-21
9.10 Evidence	A-22
9.11 Applicable Law	A-22
9.12 Compliance with Section 409A	A-22

SECTION 10. CHANGE IN CONTROL	A-23

SECTION 11. COMMITTEE	A-23
11.1 Administration	A-23
11.2 Powers of Committee	A-23
11.3 Information to be Furnished to Committee	A-24

SECTION 12. AMENDMENT AND TERMINATION	A-24

SECTION 13. CANCELLATION AND RESCISSION OF AWARDS	A-24
13.1. Effect of Detrimental Activity on Incentive	A-24
13.2 Certificates of Compliance and Rescission upon Detrimental Activity	A-24
13.3 Plan Controls	A-25

ADVOCAT INC.
2010 LONG-TERM INCENTIVE PLAN
SECTION 1. GENERAL
     1.1 Purpose. The ADVOCAT INC. 2010 LONG-TERM INCENTIVE PLAN (“2010 Plan”) has been established by ADVOCAT INC. (the “Company”) to (i) attract and retain persons eligible to participate in the 2010 Plan; (ii) motivate persons eligible to participate in the 2010 Plan, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of persons eligible to participate in the 2010 Plan with those of the Company’s Shareholders by offering compensation that is based on the Company’s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company and its Affiliates, including the growth in value of the Company’s equity and enhancement of long-term Shareholder return. The 2010 Plan is intended to replace the Advocat Inc. 2005 Long-Term Incentive Plan (the “2005 Plan”) adopted by the Board on December 13, 2005 and approved by Shareholders on June 1, 2006. The available Shares under the 2005 Plan have been substantially exhausted and the Board has adopted the 2010 Plan to provide additional awards beyond the limits of the 2005 Plan so that it can continue to provide the incentives to Eligible Employee as stated above.
     1.2 Participation. Subject to the terms and conditions of the 2010 Plan, the Committee shall designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the 2010 Plan and who will thereby become “Participants” in the 2010 Plan.
SECTION 2. DEFINED TERMS
     Capitalized words and phrases contained herein shall have the following meanings:
     2.1 Affiliate. The term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act of 1934, with reference to the Company and shall also include any Subsidiary.
     2.2 Award. The term “Award” shall mean any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Cash Based Award, or Stock Based Award granted under the 2010 Plan.
     2.3 Award Agreement. The term “Award Agreement” shall mean either (i) a written agreement entered into by the Company or a Subsidiary and a Participant setting forth the terms and conditions applicable to an Award granted to such Participant under this Plan, or (ii) a written statement issued by the Company or a Subsidiary to a Participant describing the terms and conditions of an Award granted to such Participant under this Plan.
     2.4 Base Value. The term “Base Value” shall mean the amount used to determine the value of Stock Appreciation Right granted hereunder which, shall equal the Fair Market Value of one share of Stock on the date a Stock Appreciation Right is granted.
     2.5 Board. The term “Board” shall mean the Board of Directors of the Company.

     2.6 Cash-Based Award. The term “Cash-Based Award” shall mean an Award granted under Section 7, the value of which is denominated in cash and which is not any other form of Award described in this Plan.
     2.7 Change in Control. Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, the term “Change in Control” shall mean and shall be deemed to have occurred upon the first to occur of the following:
     (a) The date that any one person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, if any one Person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not cause a Change in Control of the Company.
     (b) On the date that a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
     (c) On the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets owned directly or indirectly by the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred under this Paragraph (iii) when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer. A transfer of assets by Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a Shareholder (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the corporation, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) of this Paragraph.
This definition of “Change in Control” is intended to be consistent with the phrase “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” as used in section 409A(a)(2)(A)(v) of the Code and the Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent with such intent.
     2.8 Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     2.9 Committee. The “Committee” shall mean the committee selected by the Board to administer the 2010 Plan pursuant to Section 11. The Committee shall at all times consist of two or more persons, each of whom is a “non-employee director” within the meaning of 16b-3(b)(3) of the Exchange Act of 1934, as amended, and each of whom is an “outside director” within the meaning of section 162(m) of the Code and the Regulations promulgated thereunder. If the Committee does not exist, the Board shall be considered the Committee and may take any action under the 2010 Plan that would otherwise be the responsibility of the Committee.
     2.10 Company. The “Company” shall mean ADVOCAT INC., a Delaware corporation.
     2.11 Detrimental Activity. The term “Detrimental Activity” shall mean any of the following:
     (a) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or an Affiliate;
     (b) the disclosure to anyone outside the Company or an Affiliate, or the use in other than the business of the Company or an or an Affiliate, without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company or an Affiliate, acquired by the Participant either during or after employment or service with the Company or an Affiliate;
     (c) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or service by the Company or an Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or an Affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or an Affiliate to secure a patent where appropriate in the United States and in other countries;
     (d) any activity that results in termination of the Participant’s employment for cause;
     (e) a violation of any rules, policies, procedures or guidelines of the Company or an Affiliate;
     (f) any attempt directly or indirectly to induce any employee or service provider of the Company or an Affiliate to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or an Affiliate;
     (g) the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company or an Affiliate; or
     (h) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or an Affiliate.

     2.12 Effective Date. The “Effective Date” shall mean the date this 2010 Plan is adopted by the Board.
     2.13 Eligible Employee. The term “Eligible Employee” shall mean
     (a) With respect to an ISO, any person who, at the time the ISO is granted to such person, is an employee, as such term is used in section 422 of the Code and described in section 1.421-1(h)(1) of the Regulations, of the Company or a subsidiary corporation, as defined in section 1.424-1(f) of the Regulations.
     (b) With respect to all Awards other than ISOs, any employee or service provider of the Company or a Subsidiary including, without limitation, directors, officers, consultants or advisors of the Company or a Subsidiary. An Award may be granted to any such person in connection with hiring, retention or otherwise, prior to the date such person first performs services for the Company or a Subsidiary, provided that such Award shall not become vested prior to the date such person first performs such services.
     2.14 Exercise Price. The “Exercise Price” shall mean the exercise price of an Option determined under Subsection 3.3 of the 2010 Plan.
     2.15 Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the following rules shall apply:
     (a) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.
     (b) If the principal market for the Stock is not a national securities exchange or the Stock is not quoted on the NASDAQ stock market, then the “Fair Market Value” as of that day shall be the price of the Stock at which the last trade was made on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.
     (c) If the day is not a business day or the Stock was not traded on such day, and as a result, Paragraphs (a) and (b) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day on which the Stock was traded.
If Paragraphs (a), (b), and (c) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee by using the reasonable application of a reasonable valuation method in a manner that is consistent with section 1.109A-1(b)(5)(iv)(B) of the Regulations.
     2.16 Incentive Stock Option or ISO. An “Incentive Stock Option” or “ISO” shall mean an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code and the Regulations promulgated thereunder.

     2.17 Non-Qualified Stock Option or NQSO. A “Non-Qualified Stock Option” or “NQSO” shall mean an Option that is not or is not intended to be an incentive stock option as that term is described in section 422(b) of the Code and the Regulations promulgated thereunder.
     2.18 Option. An “Option” shall mean a right under the 2010 Plan entitling the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the 2010 Plan may be either an ISO or a NQSO as determined in the discretion of the Committee.
     2.19 Participant. A “Participant” shall mean an Eligible Employee (or the transferee of an Eligible Employee if a transfer is permitted under the 2010 Plan and the applicable Award Agreement) who has been designated by the Committee to receive an Award under the 2010 Plan.
     2.20 Performance Based Compensation. “Performance Based Compensation” shall mean compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of section 162(m) of the Code.
     2.21 Performance Goal. “Performance Goal” shall mean a performance criterion selected by the Committee for a given Award based on one or more of the Performance Measures.
     2.22 Performance Measures. “Performance Measures” means measures as described in Section 8, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, right to payment, or value of an Award that are designated to qualify as Performance Based Compensation.
     2.23 Performance Period. “Performance Period” shall mean the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.
     2.24 Performance Share. A “Performance Share” shall mean an Award granted under Section 6.1 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
     2.25 Performance Unit. A “Performance Unit” shall mean an Award granted under Section 6.1 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
     2.26 Period of Restriction. “Period of Restriction” shall mean the period when Restricted Stock or a Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.
     2.27 Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

     2.28 Plan. The “Plan” shall mean the Advocat Inc. 2010 Long-Term Incentive Plan, as the same may be amended from time to time as permitted hereunder.
     2.29 Regulations. “Regulations” shall mean the United States Treasury Regulations, including temporary Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).
     2.30 Restricted Stock. “Restricted Stock” shall mean an Award of shares of Stock subject to a Period of Restriction, granted under Section 5 herein and subject to the terms of this Plan.
     2.31 Restricted Stock Unit. A “Restricted Stock Unit” shall mean an Award denominated in units subject to a Period of Restriction, granted under Section 5 herein and subject to the terms of this Plan.
     2.32 Shareholders. “Shareholders” shall mean the shareholders of the Company.
     2.33 Stock Appreciation Right or SAR. A “Stock Appreciation Right” or “SAR” shall mean a right entitling a Participant to receive value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a share of Stock over (b) the Base Value.
     2.34 Stock. The term “Stock” shall mean shares of common stock of the Company, no par value.
     2.35 Stock Based Award. The term “Stock Based Award” shall mean an equity based or equity related Award granted under Section 7 herein subject to the terms of this Plan and which is not otherwise described by the Terms of this Plan.
     2.36 Subsidiary or Subsidiaries. The term “Subsidiary” or “Subsidiaries” shall mean any “subsidiary corporation(s)” as defined in section 424(f) of the Code and any applicable Regulations promulgated thereunder and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.
     2.37 Ten Percent Shareholder. A “Ten Percent Shareholder” shall mean a Participant who owns, directly or indirectly by attribution under section 424(d) of the Code, more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary.
SECTION 3. OPTIONS
     3.1 Grant of Options. The Committee is hereby authorized to grant Options to such Eligible Employees as it, in its discretion, deems advisable. Options granted may be in the form of ISOs or NQSOs or any combination thereof that the Committee, in its discretion, deems advisable. ISOs may be granted only to Eligible Employees described in Paragraph 2.13(a).
     3.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of shares of Stock to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
     3.3 Exercise Price. The Exercise Price of each Option granted under the 2010 Plan shall not be less than 100% (or 110% in the case of an ISO granted to a Ten Percent Shareholder) of the Fair Market Value of a share of Stock at the time the Option is granted.
     3.4 Exercise Term. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and specified in the Award Agreement to which such Option relates. Notwithstanding the foregoing, no ISO may be exercised more than ten (10) years (or five (5) years in the case of a Ten Percent Shareholder) after the date the ISO was granted.
     3.5 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 shall be subject to the following:
     (a) Subject to the following provisions of this Subsection 3.5, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Paragraphs (c) and (d) of this Subsection 3.5, payment may be made as soon as practicable after the exercise).
     (b) The Exercise Price shall be payable: (i) in cash; (ii) by shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise (by either actual delivery of shares or by attestation); or (ii) in any combination thereof, as determined by the Committee; provided, unless otherwise determined by the Committee, no shares may be tendered pursuant to this Paragraph unless such shares have been held by the Participant for six (6) months or more.
     (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise provided that such transactions are made in compliance with Regulation T.
     (d) An Award Agreement may permit, and absent such a provision the Committee may in its discretion permit, the Exercise Price of an Option to be paid by the “net exercise” of such Option In such case, the Company will not require a cash payment of the Exercise Price of the Option, but will reduce the number of shares of Stock issued upon the exercise of such Option by the largest number of whole shares of Stock that have a Fair Market Value which does not exceed the aggregate Exercise Price with respect to the portion of such Option that is being exercised. With respect to any remaining balance of the aggregate Exercise Price, the Company shall accept a cash payment. Upon the “net exercise” of an Option (A) shares used to pay the Exercise Price of such Option, (B) shares actually delivered to the Participant as a result of such exercise, and (C) shares withheld for purposes of tax withholding, will no longer be outstanding under such Option (and will therefore no longer be exercisable).

     3.6 Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed and/or traded.
     3.7 Termination of Employment or Agency. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination. Provided, however, that no Award of Options may provide that such Options may be exercised later than:
     (a) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
     (b) Three months after the Participant’s termination of employment as an Employee for reasons other than death or disability; and
     (c) One year after the date of the Participant’s termination of employment or service on account of disability (as defined in section 22(e)(3) of the Code) or death. Upon the Participant’s disability (as defined in section 22(e)(3) of the Code) or death, any Incentive Stock Options exercisable at the Participant’s disability (as defined in section 22(e)(3) of the Code) or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
     3.8 Nontransferability of Options.
     (a) No ISO granted under the 2010 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.
     (b) Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQSO granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Plan shall be exercisable during the Participant’s lifetime only by such Participant.
     3.9 Notification of Disqualifying Disposition. The Participant will notify the Company upon the disposition of shares of Stock issued pursuant to the exercise of an ISO or shares of Stock received as a dividend on Stock acquired through the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

SECTION 4. STOCK APPRECIATION RIGHTS
     4.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the 2010 Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.
     4.2 Stock Appreciation Rights Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Base Value, the term of the SAR, and any such other provisions as the Committee shall determine.
     4.3 Term of Stock Appreciation Rights. The term of a SAR granted under the 2010 Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
     4.4 Exercise of Stock Appreciation Rights. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     4.5 Payment on Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
     (a) The difference between the Fair Market Value of one share of Stock on the date of exercise over the Base Value; by
     (b) The number of shares of Stock with respect to which the SAR is exercised.
At the discretion of the Committee, a SAR may be settled in cash, shares of Stock of equivalent value (based on the Fair Market Value on the date of exercise of the SAR), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement.
     4.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service with the Company or a Subsidiary. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the 2010 Plan, and may reflect distinctions based on the reasons for termination. Provided, however, any provision permitting the exercise of a SAR beyond the Participant’s termination of employment or service must comply with the requirements of the Regulations issued under section 409A of the Code so that such Award continues to be excluded from coverage of or otherwise complies with the provisions of section 409A of the Code.
     4.7 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under the 2010 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the 2010 Plan shall be exercisable during his or her lifetime only by such Participant.

     4.8 Other Restrictions. Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any shares of Stock received upon exercise of an SAR granted pursuant to the 2010 Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the shares of Stock received upon exercise of an SAR for a specified period of time.
SECTION 5. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
     5.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the 2010 Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.
     5.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.
     5.3 Nontransferability of Restricted Stock and Restricted Stock Units. Except as otherwise provided in this Plan or the Award Agreement, the shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the 2010 Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.
     5.4 Other Restrictions. The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock, or shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. Except as otherwise provided in this Section 5, shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, shares of Stock, or a combination of cash and shares of Stock as the Committee, in its sole discretion shall determine.

     5.5 Certificate Legend. Each certificate representing shares of Restricted Stock granted pursuant to the 2010 Plan may bear a legend such as the following:
THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ADVOCAT INC. 2010 LONG-TERM INCENTIVE COMPENSATION PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM ADVOCAT INC.
     5.6 Voting Rights. Except as otherwise determined by the Committee and set forth in the related Award Agreement, Participants holding shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     5.7 Dividends and Other Distributions. Each Award Agreement shall set forth the Participant’s rights to dividends paid with respect to the shares of Stock underlying an Award of Restricted Stock during the Period of Restriction. The Committee may designate in the Award Agreement that a Participant holding Restricted Stock Units may be entitled to dividend equivalents, the terms of which shall be determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Stock, Restricted Stock, or Restricted Stock Units.
     5.8 Termination of Employment or Agency. Each Award Agreement shall provide that the Award shall expire upon the termination of the Participant’s employment or service with the Company, provided, however, an Award Agreement may provide that with respect to any Award of Restricted Stock or Restricted Stock Units, the restrictions thereon shall lapse and the Award shall vest upon termination of employment or service as the result of the death or disability of the Participant (as defined in section 22(e)(3) of the Code) or upon a Change in Control. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all shares of Restricted Stock or Restricted Stock Units issued pursuant to the 2010 Plan, and may reflect distinctions based on the reasons for termination.
     5.9 Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, shares of Stock with an equivalent value, in some combination thereof, or in any other form determined by the Committee in its sole discretion. The Committee’s determination regarding the form of payment shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit. Provided, however, in all instances payment in consideration of Restricted Stock Units shall be made before the end of the applicable two and one-half (2 1/2) month period with respect to short-term deferrals as defined in section 1.409A-1(b)(4) of the Regulations.

SECTION 6. PERFORMANCE SHARES AND PERFORMANCE UNITS
     6.1 Grant of Performance Shares and Performance Units. Subject to the terms and provisions of the 2010 Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.
     6.2 Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant, which may be less than, equal to, or greater than the Fair Market Value of a share of Stock. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and set forth in the Award Agreement, the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.
     6.3 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares or Performance Units shall be entitled to receive payout on the value and number of Performance Shares or Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the shares of Stock received pursuant to such Award for a specified period of time.
     6.4 Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares or Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the 2010 Plan, the Committee, in its sole discretion, may pay earned Performance Shares or Performance Units in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Shares or Performance Units at the close of the applicable Performance Period. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards as to payment in cash or in shares of Stock (or in a combination thereof) shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination. Provided, however, in all instances, payment of earned Performance Shares or with respect to Performance Units shall be made before the end of the applicable two and one-half (2 1/2) month period with respect to short-term deferrals as defined in section 1.409A-1(b)(4) of the Regulations.
     6.5 Dividends and Other Distributions. The Committee may set forth in the applicable Award Agreement that Participants holding Performance Shares will receive dividend equivalents with respect to dividends declared with respect to the Performance Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.
     6.6 Termination of Employment or Service. Each Award Agreement shall provide that the Award of Performance Shares or Performance Units shall expire upon the termination of the Participant’s employment or service with the Company or Subsidiary, provided, however, an Award Agreement may provide that the restrictions thereon shall lapse and the Award of Performance Shares or Performance Units shall vest upon termination of employment or service as the result of the death or disability of the Participant (as defined in section 22(e)(3) of the Code) or upon a Change in Control. Such provisions shall be determined in the sole discretion of the Committee at the time the Award and shall be included in the Award Agreement entered into with each Participant at the time of grant, but need not be uniform among all Awards of Performance Shares or Performance Units issued pursuant to the 2010 Plan, and may reflect distinctions based on the reasons for termination, but as otherwise limited by this Subsection 6.6.
     6.7 Nontransferability of Performance Shares and Performance Units. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Performance Shares or Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee at any time, a Participant’s rights under the 2010 Plan shall inure during his or her lifetime only to such Participant.
SECTION 7. CASH-BASED AWARDS AND STOCK-BASED AWARDS.
     7.1 Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
     7.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, the extent to which the performance criteria are met.
     7.3 Payment in Consideration of Cash-Based Awards. Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.
     7.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of the 2010 Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in shares of Stock (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate Fair Market Value shall be determined by the Committee). Such shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
     7.5 Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Stock.
     7.6 Termination of Employment or Agency. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or service with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the 2010 Plan, and may reflect distinctions based on the reasons for termination. Provided, however, that any Award Agreement that provides for payment of deferred compensation as defined by section 409A of the Code shall comply with the requirements of such section and the applicable Regulations.
     7.7 Nontransferability of Cash-Based Awards and Stock-Based Awards. Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, a Participant’s rights under the 2010 Plan shall be exercisable during the Participant’s lifetime only by the Participant.
     7.8 Compliance with Section 409A. It is intended that Cash-Based Awards and Stock-Based Awards will not be subject to section 409A of the Code for the reason that each Agreement shall provide for payment or settlement of the Award within the short-term deferral described in section 1.409A-1(b)(4) of the Regulations. Notwithstanding the foregoing, if the Committee determines at the time of grant that any Cash-Based Award or Stock-Based Award may be subject to the rules of section 409A, the Award Agreement with respect to such Award shall include terms and conditions necessary to comply with section 409A of the Code and the applicable Regulations.
SECTION 8. PERFORMANCE MEASURES
     8.1 Performance Based Compensation. Notwithstanding any other terms of this Plan, the vesting, payment, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.
     8.2 Performance Measures. Unless and until the Committee proposes for Shareholder vote and the Shareholders approve a change in the general Performance Measures set forth in this Section 8, the Performance Goal(s) upon which the payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
     (a) Net earnings or net income (before or after taxes);

     (b) Earnings per share;
     (c) Net sales growth;
     (d) Net operating profit;
     (e) Operating earnings;
     (f) Operating earnings per share;
     (g) Return measures (including, but not limited to, return on assets, capital, equity, or sales);
     (h) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
     (i) Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;
     (j) Gross or operating margins;
     (k) Productivity ratios;
     (l) Share price (including, but not limited to, growth measures and total Shareholder return);
     (m) Expense targets;
     (n) Margins;
     (o) Operating efficiency;
     (p) Customer satisfaction;
     (q) Employee and/or service provider satisfaction;
     (r) Working capital targets;
     (s) Economic value added;
     (t) Revenue growth;
     (u) Assets under management growth; and
     (v) Rating Agencies’ ratings.
Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s) to the extent permitted by section 162(m) of the Code and the Regulations promulgated pursuant thereto. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. To the extent such inclusions or exclusions affect Awards, they shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility.
     8.3 Modification of Performance Measures. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining Shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Eligible Employees that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of section 162(m) of the Code.
SECTION 9. OPERATION AND ADMINISTRATION
     9.1 Effective Date. Subject to the approval of the Shareholders, the 2010 Plan shall be effective as of the Effective Date; provided, however, that to the extent that Awards are granted under the 2010 Plan prior to its approval by the Shareholders, the Awards shall be contingent on approval of the 2010 Plan by the Shareholders within twelve months before or after the Effective Date and consistent with the requirements for Shareholder approval of matters requiring shareholder approval under the Company’s organizational documents and under applicable corporate law and the rules of any exchange on which the Company’s stock is listed. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the 2010 Plan after the ten (10) year anniversary of the Effective Date.
     9.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the 2010 Plan shall be subject to the following:
     (a) The shares of Stock with respect to which Awards may be made under the 2010 Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
     (b) Subject to the other provisions of this Section 9.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the 2010 Plan shall be equal to the sum of Three Hundred Eighty Thousand (380,000) shares of Stock.
     (c) Notwithstanding anything in this Plan to the contrary, any Award (as applicable) may be settled in cash rather than Stock (i) to the extent provided by the Committee and (ii) to the extent such right to settle an Award in cash would not result in the recognition of income or the imposition of interest or a penalty under section 409A of the Code. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     (d) In the event of a corporate transaction involving the Company, the following rules shall apply:
     (i) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards (as applicable); (iii) adjustment of the Exercise Price or Base Value of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable; provided, however, that that the limitations of sections 422 and 424 of the Code shall apply with respect to adjustments made to ISOs so as not to cause any ISO to cease to qualify as an ISO under section 422 of the Code or to cause any “modification” to an ISO, as that term is defined by the Code and Regulations. To the extent any Award is intended to satisfy the requirements of such section, all such adjustments by the Committee shall be made in a manner consistent with the requirements of section 162(m) of the Code. Notwithstanding the foregoing, the Committee shall make no adjustment to any Award in a manner to cause such Award to be subject to section 409A of the Code or that would be treated as a modification or extension of the an Award, as defined by the Regulations, or deferral of income pursuant to section 1.409A-1(b)(5) of the Regulations.
     (ii) If there occurs a merger or consolidation involving the Company, then the Committee shall have the ability, in its absolute discretion, to unilaterally cancel all outstanding Options and SARs on or immediately prior to the effective time of a merger or consolidation. With respect to each canceled Option, the Company shall pay the holder thereof, in cash or such other consideration as may be received by the holders of the Stock in such merger or consolidation, an amount equal to the per share merger consideration to be paid to the holder of each share of the Stock less the Exercise Price of such Option. With respect to each canceled SAR, the Company shall pay the holder thereof, in cash or such other consideration as may be received by the holders of the Stock in such merger or consolidation, an amount equal to the per share merger consideration to be paid to the holder of each share of the Stock less the Base Value of such SAR. Any (i) Option that has an Exercise Price that is equal to or greater than the per share merger consideration of a share of Stock as of such effective time and (ii) SAR that has a Base Value that is equal to or greater than such per share merger consideration may be canceled by the Committee for no consideration.
     (iii) If there occurs a sale of all or substantially all of the Stock, then the Committee shall have the ability, in its absolute discretion, to unilaterally cancel all outstanding Options and SARs on or immediately prior to the effective time of such stock sale. With respect to each canceled Option, the Company shall pay the holder thereof, in cash or such other consideration as may be received by the holders of the Stock in such stock sale, an amount equal to the per share Stock sale consideration less the Exercise Price of such Option. With respect to each canceled Stock Appreciation Right, the Company shall pay the holder thereof, in cash or such other consideration as may be received by the holders of the Stock in such stock sale, an amount equal to the per share Stock sale consideration less the Base Value of such SAR. Any (i) Option that has an Exercise Price that is equal to or greater than the per share Stock sale consideration as of such effective time and (ii) SARs that have a Base Value that is equal to or greater than such per share Stock sale consideration may be canceled by the Committee for no consideration.
     (iv) All determinations made by the Committee pursuant to this Paragraph 9.2(d) shall be final and binding on the Participants.
     (e) The following limits shall apply to grants of Awards under the 2010 Plan:
     (i) The maximum aggregate number of shares of Stock that may be granted in the form of Options or Stock Appreciation Rights pursuant to any Award granted in any one calendar year to any one Participant shall be two hundred thousand (200,000).
     (ii) The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one calendar year to any one Participant shall be two hundred Thousand (200,000).
     (iii) The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one calendar year shall be two hundred Thousand (200,000) shares of Stock, or equal to the value of two hundred Thousand (200,000) shares of Stock determined as of the date of vesting or payout, as applicable.
     (iv) The maximum aggregate amount awarded or credited with respect to Cash Based Awards to any one Participant in any one calendar year may not exceed one million dollars ($1,000,000) determined as of the date of vesting or payout, as applicable.
     (v) The maximum aggregate grant with respect to Awards of Stock Based Awards in any one calendar year to any one Participant shall be two hundred Thousand (200,000).
     (vi) The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
     9.3 General Restrictions. Delivery of shares of Stock or other amounts under the 2010 Plan shall be subject to the following:
     (a) Notwithstanding any other provision of the 2010 Plan, the Company shall have no liability to deliver any shares of Stock under the 2010 Plan or make any other distribution of benefits under the 2010 Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
     (b) Unless the shares of Stock to be issued pursuant to an Award are covered by a then current registration statement or a notification under Regulation A under the Securities Act of 1933, the Committee may require an acknowledgment from a Participant as a condition to the issuance of such shares, in form and substance satisfactory to the Company, that: (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act of 1933); (ii) the Participant has been advised and understands that such shares have not been registered under the Securities Act of 1933 and are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933 and are subject to restrictions on transfer, and the Company is under no obligation to register such shares under the Securities Act of 1933 or to take any action which would make available to the Participant any exemption from such registration; (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the applicable Award Agreement may be endorsed on the certificates.
     (c) To the extent that the 2010 Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If any shares of Stock to be issued pursuant to the 2010 Plan are subject to forfeiture restrictions set forth in the applicable Incentive Agreement or the 2010 Plan, the Committee may require that any such shares of Stock be held in escrow until such restrictions lapse.
     9.4 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may, in its discretion, allow a Participant to satisfy of the foregoing requirement in the manner provided in Subsection 3.5 with respect to the exercise of an Option or in any similar manner with respect to any other Award, such as, allowing a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Unless otherwise determined by the Committee, amounts to be withheld pursuant to this Subsection shall not exceed the minimum statutory withholding.
     9.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Awards permitted under the provisions of the 2010 Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the 2010 Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the 2010 Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.
     9.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the 2010 Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the 2010 Plan, as the Committee shall require. No Participant shall be permitted to modify or revoke any election with respect to any Award unless such revocation or modifications will not cause the Award to be subject to section 409A of the Code, or if the Award is subject to section 409A of the Code or the modification or revocation would cause such Award to be so subject, the modification or revocations may be permitted only to the extent that they do not result in the recognition of income or the imposition of interest or a penalty under section 409A of the Code.
     9.7 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of the Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or a Subsidiary.
     9.8 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
     9.9 Limitation of Implied Rights.
     (a) Neither a Participant nor any other person shall, by reason of participation in the 2010 Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the 2010 Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the 2010 Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the 2010 Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the 2010 Plan, unless such right or claim has specifically accrued under the terms of the 2010 Plan. Except as otherwise provided in the 2010 Plan, no Award under the 2010 Plan shall confer upon the holder thereof any rights as a Shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
     9.10 Evidence. Evidence required of anyone under the 2010 Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     9.11 Applicable Law. All questions pertaining to the validity, construction and administration of the 2010 Plan and any Awards granted hereunder shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of laws provisions of any jurisdiction.
     9.12 Compliance with Section 409A.
     (a) It is intended that all Awards granted hereunder shall not be subject to section 409A of the Code and shall be excluded from the rules of such section because the Awards are Incentive Stock Options; Options, SARs or other stock-based Awards for which the only possible compensation that may be received by the Participant is never greater than the excess of the Fair Market Value of the Shares at the date of exercise over the Fair Market Value of the Shares at the date of grant; or constitute short-term deferrals as defined in section 1.409A-1(b)(4) of the Regulations and are settled or paid before the end of the applicable two and one-half (2 1/2) month period with respect to short-term deferrals as defined in section 1.409A-1(b)(4) of the Regulations.
     (b) Notwithstanding Subsection 9.12(a), to the extent that any Award is subject to section 409A of the Code, the following special rules shall apply to such Award if the stock of the Company is publicly traded at the time of the Participant’s termination of employment and any payment or settlement with respect to such Award is due under the Award as result of such termination of employment: (i) to the extent the Participant is a “specified employee” (as defined under section 409A of the Code) at the time of such separation from service (as defined by section 409A and the applicable regulations) and to the extent such applicable provisions of section 409A of the Code and the Regulations thereunder require a delay of such payment by a six-month period after the date of such Participant’s separation from service with the Company, no such payment or settlement shall be made prior to the date that is six months after the date of the Participant’s separation from service with the Company, and (ii) any such delayed payments shall be computed as provided under the applicable Award Agreement, without the payment of interest thereon, and paid to the Participant in a single lump sum promptly after the end of the applicable six-month delay.
     (c) Notwithstanding Subsection 9.12(a) if the Committee determines that any Award granted under the Plan is subject to section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with section 409A of the Code and Regulations and other interpretive guidance issued thereunder, including without limitation any such Regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to section 409A of the Code and related guidance (including such guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of section 409A of the Code and related guidance and thereby avoid the application of any penalty taxes under such section.

SECTION 10. CHANGE IN CONTROL
     Except as otherwise provided in the 2010 Plan, the Committee may specify in an Award Agreement that upon the occurrence of a Change in Control, such Award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the Award will be waived, and any and all forfeiture risks or other contingencies will lapse.
SECTION 11. COMMITTEE
     11.1 Administration. The authority to control and manage the operation and administration of the 2010 Plan shall be vested in the Committee in accordance with this Section 11.
     11.2 Powers of Committee. The Committee’s administration of the 2010 Plan shall be subject to the following:
     (a) Subject to the provisions of the 2010 Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 12) to cancel or suspend Awards.
     (b) The Committee will have the authority and discretion to interpret the 2010 Plan, to establish, amend, and rescind any rules and regulations relating to the 2010 Plan, to determine the terms and provisions of any Award Agreement made pursuant to the 2010 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2010 Plan.
     (c) Any interpretation of the 2010 Plan by the Committee and any decision made by it under the 2010 Plan are final and binding on all persons.
     (d) In controlling and managing the operation and administration of the 2010 Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable corporate law.
     11.3 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an Eligible Employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the 2010 Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the 2010 Plan.
SECTION 12. AMENDMENT AND TERMINATION
     The Board may, at any time, amend or terminate the 2010 Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 2010 Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to Paragraph 9.2(d) shall not be subject to the foregoing limitations of this Section 12.
SECTION 13. CANCELLATION AND RESCISSION OF AWARDS
     13.1 Effect of Detrimental Activity on Incentive. Unless the Award Agreement specifies otherwise and only to the extent permitted under section 409A of the Code and the Regulations, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the 2010 Plan, or if the Participant engages in any Detrimental Activity.
     13.2 Certificates of Compliance and Rescission upon Detrimental Activity. Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the 2010 Plan and his or her Award Agreement and is not engaged in any Detrimental Activity. In the event a Participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award Agreement, such exercise, payment or delivery may be rescinded within two (2) years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
     13.3 Plan Controls. The terms of Award Agreements are governed by the terms of the Plan, as it exists on the date of such Award Agreement and as the Plan is amended from time to time. In the event of any conflict between the provisions of an Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise in the Award Agreement

ADVOCAT INC.
2010 LONG-TERM INCENTIVE PLAN
OFFICER’S CERTIFICATE
     I, L. Glynn Riddle, Jr., Secretary of ADVOCAT INC. (the “Company”), having in my custody and possession the corporate records of the Company, do hereby certify that attached hereto is a true and correct copy of the ADVOCAT INC. 2010 LONG-TERM INCENTIVE PLAN as adopted by the Company’s Board of Directors on April 14, 2010 and approved by the Shareholders on                                         , 2010.

L. Glynn Riddle, Jr., SECRETARY

Sworn to and subscribed before me,
this ___day of                     , 2010.
Notary Public
Commission Expires:

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the
two voting methods outlined below to vote your proxy.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 9, 2010.
Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/AVCA
•	Follow the steps outlined on the secured website.
Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE
BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.
1.	Election of Directors:

	For	Withhold
01 – William C. O’Neil, Jr.*	☐	☐

02 – Robert Z. Hensley*	☐	☐
*	Each to hold office until the annual meeting of stockholders to be held in 2013 or until their successors have been duly qualified and elected.
2.	Approve the adoption of the 2010 Long-Term Incentive Plan.

For	Against	Abstain
☐	☐	☐
3.	Ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2010.

For	Against	Abstain
☐	☐	☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For	Against	Abstain
☐	☐	☐
B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting
of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the
enclosed envelope.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE
BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Advocat Inc.

Annual Meeting of Shareholders, June 10, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints William R. Council, III and L. Glynn Riddle, Jr. and each of them, as proxies, each with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Advocat Inc., to be held on Thursday, June 10, 2010, at 9:00 a.m. Central Daylight Time, at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the instructions on the reverse.
THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY